UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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INVERESK RESEARCH GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PROPOSAL 1: ELECTION OF DIRECTOR
Vote Required; Voting Recommendation
BOARD OF DIRECTORS -- GENERAL INFORMATION
Directors Continuing in Office
Information Regarding the Board of Directors and its Committees
Compensation Committee Interlocks and Insider Participation
Code of Ethics
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in 2003
Directors’ Compensation
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 2: AMENDMENTS TO STOCK OPTION PLAN
Administration of the Plan
Number of Shares Issuable Pursuant to Awards
Types of Awards
Change in Control; Changes in Capital Structure
Amendment and Termination
Tax Consequences
Accounting Treatment
Vote Required; Voting Recommendation
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
Appointment of Deloitte & Touche
Change In Our Independent Public Accountants
Accounting Fees and Services
Vote Required; Voting Recommendation
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Increase in Management Ownership
Registration Rights Agreement
Waiver of National Insurance Payment Obligations
ANNUAL REPORT ON FORM 10-K
STOCKHOLDER PROPOSAL DEADLINE
OTHER MATTERS

INVERESK RESEARCH GROUP, INC.

11000 Weston Parkway
Cary, North Carolina 27513

March 31, 2004

Dear Stockholder:

      I am pleased to invite you to attend the 2004 Annual Meeting of Stockholders of Inveresk Research Group, Inc., to be held at 9:00 a.m., eastern daylight time, on Tuesday, May 4, 2004, at the Embassy Suites Hotel, 201 Harrison Oaks Boulevard, Cary, North Carolina 27513. We hope that you will participate in the Annual Meeting either by attending and voting in person or by completing and returning the enclosed proxy as promptly as possible. Your vote is important.

      The accompanying Notice of Annual Meeting and Proxy Statement provide information about the matters to be acted upon by our Company’s stockholders. The Proxy Statement also contains information about the role and responsibilities of the Board of Directors and its Committees and provides important information about each nominee for election as a Director and other matters.

Sincerely,

Walter S. Nimmo
President and Chief Executive Officer

INVERESK RESEARCH GROUP, INC.

11000 Weston Parkway
Cary, North Carolina 27513

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 4, 2004

To the Stockholders of Inveresk Research Group, Inc.:

      NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Inveresk Research Group, Inc., a Delaware corporation, will be held at the Embassy Suites Hotel, 201 Harrison Oaks Boulevard, Cary, North Carolina 27513 on Tuesday, May 4, 2004, at 9:00 a.m., eastern daylight time, for the following purposes:

1. to elect one Class II Director to hold office for a term of three years or until his successor is elected and qualified;

2. to consider and vote upon a proposal to amend the Inveresk Research Group, Inc. 2002 Stock Option Plan;

3. to ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the year ending December 31, 2004; and

4. to transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

      These matters are more fully described in the proxy statement accompanying this notice.

      The Board of Directors has fixed the close of business on March 26, 2004 as the record date for the annual meeting. Only holders of record of our common stock on that date will be entitled to notice of and to vote at the annual meeting or any postponement or adjournment of the meeting.

      It is important that your shares be represented at the annual meeting. Whether or not you expect to attend in person, please vote, sign and date the enclosed proxy card and return it in the enclosed postage-prepaid envelope. Stockholders who attend the annual meeting may revoke their proxies and vote in person if they desire.

By Order of the Board of Directors,

Martha Boyd
Secretary

March 31, 2004

Cary, North Carolina

INVERESK RESEARCH GROUP, INC.

11000 Weston Parkway
Cary, North Carolina 27513

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held On May 4, 2004

      This proxy statement and the accompanying proxy card are first being mailed to holders of our common stock on or about March 31, 2004, in connection with the solicitation by our Board of Directors of proxies to be voted at our 2004 annual meeting of stockholders, including any postponement or adjournment of the meeting. The annual meeting is to be held on Tuesday, May 4, 2004 at 9:00 a.m., eastern daylight time, at the Embassy Suites Hotel, 201 Harrison Oaks Boulevard, Cary, North Carolina 27513. In this proxy statement, unless the context otherwise requires, the terms “we,” “our,” “Inveresk Research Group” and the “Company” each refer to Inveresk Research Group, Inc. and its consolidated subsidiaries.

      This proxy statement is being mailed with a copy of our Annual Report to Stockholders for the year ended December 31, 2003.

      Your vote is important and our Board of Directors urges you to exercise your right to vote. Whether or not you plan to attend the annual meeting, you can assure that your shares are voted by properly completing, signing, dating and returning the enclosed proxy card.

About the Meeting

What is the purpose of the meeting?

      The principal purposes of the meeting are:

•	to elect one Class II Director to hold office for a term of three years or until his successor is elected and qualified;

•	to consider and vote upon a proposal to amend the Inveresk Research Group, Inc. 2002 Stock Option Plan;

•	to ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the year ending December 31, 2004; and

•	to transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

      The Board of Directors is not aware of any other matters to be presented for action at the meeting.

Who is entitled to vote at the meeting?

      Only holders of record of our common stock at the close of business on March 26, 2004 are entitled to receive notice of and to vote at the annual meeting or at any postponement or adjournment of the meeting. There were 37,976,365 shares of our common stock outstanding on the record date.

      If you are a holder of record and plan to attend the annual meeting, please bring photo identification to confirm your identity. If you are a beneficial owner of common stock held by a bank or broker, i.e., in “street name,” you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership.

What constitutes a quorum?

      The presence, either in person or by proxy, of the holders of a majority of the shares of our common stock that were outstanding on the record date constitutes a quorum. A quorum is required to hold the annual meeting. If you submit a properly executed proxy card, your shares will be counted toward the quorum even if you withhold authority to vote or you indicate on the proxy card that you wish to abstain.

What are the voting rights of stockholders?

      Each stockholder is entitled to one vote for each share of common stock registered in the stockholder’s name on the record date.

What vote is needed to approve each proposal?

•	For Proposal 1, relating to the election of directors, directors will be elected by a plurality of the shares of our common stock present in person or represented by proxy and voted at the annual meeting. This means that the nominees receiving the highest number of votes will be elected.

•	For Proposal 2, relating to approval of amendments to the Inveresk Research Group, Inc. 2002 Stock Option Plan, and Proposal 3, relating to the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants, the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the annual meeting will be required.

How is my vote counted?

      If you properly execute and date a proxy card in the form delivered to you with this proxy statement, and if we receive it before voting begins at the annual meeting, the shares described in the proxy card will be voted in the manner specified on the proxy card. If you do not specify on the proxy card how you wish your shares to be voted, the shares described in the proxy card will be voted FOR the election of the director nominee recommended by our Board of Directors, FOR the approval of the proposed amendments to the Inveresk Research Group, Inc. 2002 Stock Option Plan and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants for the year ending December 31, 2004.

      Votes cast by proxy or in person at the annual meeting will be tabulated by the inspectors of election appointed for the meeting, who will determine whether or not a quorum is present. If you abstain from voting on any matter, your shares will be counted for quorum purposes but will be treated as unvoted for purposes of determining whether the stockholders have approved that matter.

      A broker, bank or other nominee that is the record holder of shares held in “street name” may indicate on a proxy submitted in respect of those shares that it has authority to vote shares covered by the proxy on one or more but not all matters. When that happens, those shares will be counted for quorum purposes but in respect of any matter for which the nominee does not have authority to vote, those shares will be treated as not voted and as not being present and entitled to vote with respect to that matter.

What if other matters come up at the annual meeting?

      The matters described in this proxy statement are the only matters we know of that will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxy holders named in the proxy card will vote your shares in their discretion.

What do I do if any of my shares are held in “street name”?

      If your shares of common stock are held in the name of your broker, a bank or another nominee, you are not eligible to submit a proxy over those shares yourself. In most cases, however, you are entitled to direct how your shares should be voted. You should contact your broker, bank or other nominee to find out how to do this.

Can I change my vote after I submit my proxy card?

      If you cast a vote by proxy, you may revoke it at any time before the meeting by giving us written notice expressly revoking the proxy, or by signing and forwarding to us a later-dated proxy card, or by attending the annual meeting and personally voting the shares of common stock that you own of record. Your presence at the annual meeting will not revoke a proxy, but if you attend the meeting and cast a ballot, by doing so you will revoke any prior proxy as to the matter on which the ballot is cast. Any written notice of revocation or subsequent proxy should be sent to Inveresk Research Group, Inc. at our principal executive offices, 11000 Weston Parkway, Cary, North Carolina 27513, Attention: Martha Boyd, and must be received by us before voting begins at the annual meeting.

Who pays the costs of soliciting proxies?

      We will pay the cost of soliciting proxies from our stockholders. In addition to solicitation by mail, certain of our directors, officers and regular employees may solicit the return of proxies by telephone, facsimile, personal interview or otherwise without being paid additional compensation. We will also reimburse brokerage firms and other persons representing the beneficial owners of our shares for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners.

PROPOSAL 1:

ELECTION OF DIRECTOR

      Our certificate of incorporation provides that our Board of Directors is divided into three classes, each as nearly equal in number as possible. Each year the stockholders elect the members of one of the three classes to a three-year term of office. Our Board of Directors currently consists of six members: two members in Class I whose terms will expire at the 2006 annual meeting, two members in Class II whose terms will expire at the 2004 annual meeting and two members in Class III whose terms will expire at the 2005 annual meeting.

      Dr. Sword’s term as a director is due to expire at the 2004 annual meeting. Dr. Sword, who is the Chairman of the Board of Directors, has taken the decision to retire from the Board of Directors and not stand for re-election. We would like to take this opportunity to thank Dr. Sword for his guidance and valuable input since his appointment as Chairman of the Board of Directors and wish him every success in the future. Dr. Walter S. Nimmo, who is our Chief Executive Officer and President, will also serve as Chairman of the Board of Directors following the annual meeting. Dr. Henderson, who is one of our independent directors, will serve as lead director following the annual meeting. With Dr. Sword’s retirement, the size of the Board of Directors will be reduced to five and Class II will have one member.

      The following table provides information regarding the nominee for Class II director to be elected at the 2004 annual meeting.

Name	Age	Director Since	Position with Inveresk Research Group

Dr. John T. Henderson	59	2002	Director

      Dr. John T. Henderson has served as one of our directors since March 2002. Dr. Henderson has been appointed with effect from May 1, 2004 as a director of Myriad Genetics, Inc., a biopharmaceutical company. Since January 1, 2001, Dr. Henderson has served as a consultant to the pharmaceutical industry through Futurepharm LLC, a company founded and owned by him. Dr. Henderson held various positions at Pfizer Inc. from December 1974 until December 2000. At Pfizer, he gained broad experience in drug development as Vice President of European Clinical Research and Regulatory Affairs and subsequently as Senior Vice President for Development in Japan. In 1993, he transferred to New York where he held various appointments in medical affairs at European, International and Global levels, before retiring at the end of 2000. Dr. Henderson earned his primary medical degree in 1968 and a Bachelor’s degree in 1965, each from the University of Edinburgh.

Vote Required; Voting Recommendation

      Directors are elected by a plurality of the shares of our common stock present in person or represented by proxy and voted at the annual meeting. This means that the nominee or nominees receiving the highest number of votes will be elected.

      The Board of Directors recommends that the stockholders vote FOR the named nominee to be elected as director.

BOARD OF DIRECTORS — GENERAL INFORMATION

Directors Continuing in Office

      The following information relates to the other persons whose terms as directors will continue after the 2004 Annual Meeting.

Class I Directors — Term Expires at the Annual Meeting in 2006

Name	Age	Director Since	Position with Inveresk Research Group

Dr. John Urquhart	69	2002	Vice Chairman of the Board of Directors
Vanessa C.L. Chang	51	2002	Director

      Dr. John Urquhart has served as the Vice Chairman of our Board of Directors since March 2002 and has served as a director of Inveresk Research Group Limited (our subsidiary and former holding company) since January 2000. Since September 1995, Dr. Urquhart has been the Chief Scientist of AARDEX Ltd., acting as the chief technical officer of the pharmaceutical packaging company, and the Chief Executive Officer of APREX, also a pharmaceutical packaging company and a subsidiary of AARDEX. Since 2001, Dr. Urquhart has been a member of the board of directors of the Cayman subsidiary of HBM Bioventures, a Swiss-based venture capital firm. Since July, 2003, Dr. Urquhart has been a member of the board of directors of BioMarin Pharmaceutical, Inc. (BMRN), a pharmaceutical company. Dr. Urquhart has been Extraordinary Professor of Pharmacoepidemiology at Maastrict University in the Netherlands since 1991, concentrating on graduate education and research, and an Adjunct Professor of Biopharmaceutical Sciences at University of California San Francisco Medical Center since 1986. In addition, Dr. Urquhart occasionally serves as a paid consultant to the pharmaceutical industry. Dr. Urquhart received his M.D. from Harvard Medical School in 1959 and his Bachelor’s degree from Rice University in 1955.

      Ms. Vanessa C. L. Chang has served as one of our directors since December 2002. Since January 1999, Ms. Chang has been a principal of El & El Investments, a privately held real estate investment and corporate finance consulting business. From January 2000 through June 2003, Ms. Chang served as Chief Executive Officer of ResolveItNow.Com, an online dispute resolution service to property and casualty insurers and attorneys. Ms. Chang is a member of the board of directors and chairperson of the audit committee of New Perspective Fund, Inc., a global mutual fund. New Perspective Fund is a member of the American Funds family and is advised by Capital Research and Management Company. She is also a member of the Board of Trustees of Claremont Graduate University. Ms. Chang worked at KPMG Peat Marwick from 1976 to 1997 and was a Corporate Finance Partner in the Los Angeles office from 1986 to 1997 and in charge of Corporate Finance, West Coast from 1986 to 1992. Ms. Chang received a B.A. from the University of British Columbia in 1974 and is a Certified Public Accountant.

     Class III Directors — Term Expires at the Annual Meeting in 2005

Name	Age	Director Since	Position with Inveresk Research Group

Dr. Walter S. Nimmo	56	2002	Chief Executive Officer, President and Director
S. Louise McCrary	45	2002	Director

      Dr. Walter S. Nimmo is our Chief Executive Officer and President and also has been appointed to serve as the Chairman of the Board of Directors following the annual meeting. He has served on our Board of Directors since March 2002 and has served as Chief Executive and as a director of Inveresk Research Group since September 1999. From 1993 until September 1999, Dr. Nimmo was Chief Executive Officer at Inveresk

Clinical Research. In 1988, Dr. Nimmo established Inveresk Clinical Research, which was purchased by SGS Société Générale de Surveillance SA in 1993. Dr. Nimmo holds a BSc in medical sciences and qualified as a medical doctor in 1971. He became a Member of the Royal College of Physicians in 1975 and a Fellow in 1980. He also became a Fellow of the Royal College of Anaesthetists in 1977. He has lectured at Harvard, Duke and other prominent universities.

      Ms. S. Louise McCrary has served as one of our directors since March 2002 and has worked at WellPoint Health Networks Inc., a Fortune 200 managed care company, since December 1996. She has served as Senior Vice President of Special Products since August 2003, Senior Vice President and Chief of Staff and Corporate Planning, Office of the Chairman since February 2000 and prior to that, she served as Senior Vice President, Chief Accounting Officer and Controller of Wellpoint and Chief Financial Officer of all WellPoint subsidiaries, including Blue Cross of California. From July 1985 until November 1996, Ms. McCrary worked at Coopers & Lybrand and was a Partner at Coopers & Lybrand from 1993 until 1996. Ms. McCrary earned a B.A. in accounting from Golden Gate University in 1984.

Information Regarding the Board of Directors and its Committees

      While our executive officers are responsible for our daily operations, our Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall performance of our company and management. In 2003, our Board of Directors held four meetings and also participated in eight management briefings. Each incumbent member of our Board of Directors during the time he or she served as a director attended at least 75% of the meetings during 2003 of the Board of Directors and board committees of which he or she was a member. Our Board of Directors has a policy of encouraging all directors to attend our annual stockholders’ meetings. Each of our directors attended our last annual meeting of stockholders, held on April 29, 2003.

      Our Board of Directors has established a standing Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee and may from time to time establish other committees.

      The Board of Directors provides a process for stockholders to send communications to our Board of Directors using our website. If you are a stockholder and would like to contact the Board of Directors, you may do so by accessing our website, www.inveresk.com, and following the directions provided on the Corporate Governance page contained within our Investor Relations section.

     Audit Committee

      The Audit Committee of our Board of Directors recommends the appointment of our independent auditors, reviews our internal accounting procedures and financial statements and consults with and reviews the services provided by our internal and independent auditors, including the results and scope of their audit. The Audit Committee operates under a written charter that was amended by our Board of Directors as of February 19, 2004. A copy of the amended charter may be found on our website at www.inveresk.com and at Appendix A to this proxy statement. The Audit Committee held six meetings in 2003. The Audit Committee currently consists of Ms. McCrary (Chairperson), Ms. Chang, Dr. Henderson, Dr. Sword and Dr. Urquhart. Dr. Urquhart was appointed to the Audit Committee in January 2004. Since Dr. Sword is not standing for re-election as a director, he will cease to be a member of the Audit Committee following the annual meeting. The Board of Directors has determined that each member of the Audit Committee qualifies as an independent director pursuant to The Nasdaq Stock Market’s listing standards. The Board of Directors has concluded that Ms. McCrary qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission.

     Compensation Committee

      The Compensation Committee of our Board of Directors reviews and recommends to our Board of Directors the compensation and benefits of all of our executive officers, administers our stock option plans and establishes and reviews general policies relating to the compensation and benefits of our employees. The

Compensation Committee operates under a written charter that was amended by our Board of Directors as of February 19, 2004. A copy of the amended charter may be found on our website at www.inveresk.com. The Compensation Committee held two meetings in 2003. The Compensation Committee currently consists of Dr. Sword (Chairperson), Ms. McCrary and Dr. Urquhart. The Board of Directors has appointed Ms. Chang to replace Dr. Sword on the Compensation Committee following his retirement at the annual meeting.

     Corporate Governance and Nominating Committee

      The Corporate Governance and Nominating Committee of our Board of Directors identifies individuals qualified to become members of our Board of Directors, selects, or recommends that our Board of Directors select, the director nominees for each annual meeting of our stockholders and develops our corporate governance principles. The Committee has elected not to set minimum qualifications or specific qualities or skills that must be met by a recommended nominee for a position on our Board of Directors. Instead, the Committee considers such factors as it deems appropriate, including judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of our other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee has not established a formal process for identifying candidates for nomination as directors.

      The Corporate Governance and Nominating Committee is prepared to consider any nominations for election to our Board of Directors that may be made by any of our stockholders. Any such nomination should be made in writing and mailed or otherwise delivered to our corporate Secretary, marked for the attention of the Corporate Governance and Nominating Committee. The Committee’s policy is to evaluate any director nomination received from a stockholder in the same manner in which it evaluates nominations from other sources.

      The Corporate Governance and Nominating Committee operates under a written charter that was amended by our Board of Directors as of February 19, 2004. A copy of the amended charter may be found on our website at www.inveresk.com. The Corporate Governance and Nominating Committee held no formal meetings in 2003, although the Committee met informally several times during the year. The Corporate Governance aspects of the Committee were dealt with as appropriate at the meetings of the full Board of Directors and the Audit Committee. The Corporate Governance and Nominating Committee currently consists of Dr. Urquhart (Chairperson), Dr. Henderson, Ms. McCrary and Dr. Sword. The Board of Directors has appointed Ms. Chang to replace Dr. Sword on the Committee following his retirement at the annual meeting. The Board of Directors has determined that Ms. Chang and each current member of the Committee qualifies as an independent director pursuant to The Nasdaq Stock Market’s listing standards.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee consists of Dr. Urquhart, Dr. Sword and Ms. McCrary. No member of the Compensation Committee has ever been an officer or employee of Inveresk Research Group and no executive officers of Inveresk Research Group have served on the board of directors or on the compensation committee of any other entity, any of whose officers serves either on our Board of Directors or on our Compensation Committee.

Code of Ethics

      We maintain a code of ethics governing the conduct of our business and behavior by all personnel including our Chief Executive Officer, Chief Financial Officer and Controller. A copy of this code may be obtained by sending a written request to 11000 Weston Parkway, Cary, North Carolina, 27513, Attention: Martha Boyd.

EXECUTIVE OFFICERS

      Information about Walter S. Nimmo, one of our officers, is contained above under the heading “Board of Directors — General Information.” Information with regard to some of our other key officers is set forth below. All of our officers serve at the pleasure of the Board of Directors and are customarily appointed as officer at the Annual Meeting of the Board of Directors held following each Annual Meeting of Shareholders.

Name	Age	Officer Since	Position with Inveresk Research Group

D. J. Paul E. Cowan	43	2002	Chief Financial Officer and Treasurer
Michael F. Ankcorn	61	1996	Group Executive Vice President
Dr. Brian Bathgate	44	2001	Group Executive Vice President
Alastair S. McEwan	48	2001	Group Executive Vice President
Nicholas J. Thornton	42	2001	Group Executive Vice President

      Mr. D. J. Paul E. Cowan is our Chief Financial Officer and Treasurer and has served as Chief Financial Officer of Inveresk Research Group since January 2002. Prior to joining Inveresk Research, Mr. Cowan worked as an investment banker at Bear Stearns International Limited from May 2000 until January 2002, specializing in the European health care and biotechnology industries. From September 1997 until December 1999, Mr. Cowan was Chief Financial Officer of Cerebrus plc, a privately owned biotechnology company. Mr. Cowan worked as an investment banker at Société Générale from April 1997 until August 1997 and at Deutsche Bank from November 1988 until April 1997, in each case specializing in mergers and acquisitions. Mr. Cowan received his Bachelor’s degree in business in 1981 from Queensland University of Technology in Australia.

      Mr. Michael F. Ankcorn is a Group Executive Vice President of Inveresk Research Group, Inc. and has served as Chairman, President and Chief Executive Officer of CTBR Bio-Research Inc. (formerly ClinTrials BioResearch Ltd.), our Canadian pre-clinical operation, since August 1996. From December 1978, Mr. Ankcorn served as President and Chief Executive Officer of Bio-Research Laboratories Ltd. until all of its assets were purchased and the business of CTBR Bio-Research Inc. commenced in August 1996. Prior to this, he served as Assistant Vice-President of the Canada Development Corporation and as a director on the board of a number of health care venture capital investee companies.

      Dr. Brian Bathgate is a Group Executive Vice President of Inveresk Research Group, Inc. and has served as President of our Pre-Clinical Europe operations since April 2001. Dr. Bathgate served as General Manager of Inveresk Research International Limited from September 1996 until April 2001, responsible for all activities relating to the European pre-clinical division. Dr. Bathgate earned a Bachelor’s degree in 1982 from Glasgow University, a Ph.D. in 1985 from Nottingham University, a Business Management Diploma (HND) in 1988 and completed the Young Managers Programme at INSEAD in 1996.

      Mr. Alastair S. McEwan is a Group Executive Vice President of Inveresk Research Group, Inc. and has served as President of our Global Clinical operations since April 2003. He had previously been President of our Clinical Americas operations since April 2001. Mr. McEwan was Head of Corporate Development of Inveresk Research Group from January 2000 until March 2001, focusing on mergers and acquisitions, and served as General Manager, Clinical, of Inveresk Research Group Limited from June 1996 until December 1999, with operational responsibility for the clinical division. Mr. McEwan has served as a director of Inveresk Research Inc. since April 2001. Mr. McEwan qualified as a Chartered Accountant in 1979 with the Institute of Chartered Accountants of Scotland after receiving a Bachelor of Commerce degree in 1976 from the University of Edinburgh.

      Mr. Nicholas J. Thornton is a Group Executive Vice President of Inveresk Research Group, Inc. and has served as Vice President of Corporate Development since April 2003. From April 2001 to April 2003 he served as President of our Clinical Europe Asia Pacific operations incorporating Inveresk Research Limited and Inveresk Clinical Research Limited. Prior to joining Inveresk Research Group, Mr. Thornton worked at SGS Société Générale de Surveillance Holding SA as Senior Vice President of eBusiness from April 2000 until February 2001, and as Vice President Group Corporate Development from November 1997 to March 2000, where he was responsible for acquisitions and corporate development on behalf of SGS Société Générale de Surveillance Holding SA. Mr. Thornton was the Managing Director of SGS Medlab Holdings Australia Limited from February 1997 until November 1997, where he was responsible for making and managing investments in pathology services in Australia. Mr. Thornton received an M.B.A. in 1992 and a law degree (LLB) in 1984, each from Auckland University in New Zealand.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The table below summarizes information concerning the compensation paid by us during 2003 and 2002 to our Chief Executive Officer and our five other most highly paid executive officers. We refer to those persons as our named executive officers.

						Long-Term Compensation
	Annual Compensation					Awards

						Adjusted
						Number of
						Securities
Name and	Fiscal			Other Annual		Underlying		All Other
Principal Position	Year	Salary(1)	Bonus(1)	Compensation(1)		Options(2)		Compensation(1)

Dr. Walter S. Nimmo	2003	$294,471	$700,000	$25,294	(3)	25,000		$49,846	(5)
President and Chief	2002	$256,285	$720,160	$17,065	(4)	23,468		$45,338	(6)
Executive Officer
D.J. Paul E. Cowan(7)	2003	$257,372	$160,000	$15,596	(8)	20,000		$67,760	(10)
Chief Financial Officer	2002	$213,385	$74,690	$12,529	(9)	268,809		$58,834	(11)
and Treasurer
Michael F. Ankcorn	2003	$278,775	$120,000	$14,677	(12)	15,000		$271,276	(15)
Vice President	2002	$236,165	$236,165	$10,316	(13)	29,345	(14)	$320,711	(16)
Dr. Brian Bathgate	2003	$196,092	$200,000	$14,851	(17)	20,000		$23,354	(19)
Vice President	2002	$133,514	$133,514	$13,043	(18)	29,346		$18,500	(20)
Alastair S. McEwan	2003	$209,000	$200,000	—		35,000		$30,234	(21)
Vice President	2002	$190,000	$190,000	—		11,738		$37,218	(22)
Nicholas J. Thornton	2003	$240,218	$160,000	$15,039	(23)	35,000		$6,313	(25)
Vice President	2002	$211,176	$211,176	$13,790	(24)	11,738		$34,162	(26)

(1)	The 2003 compensation of Dr. Nimmo, Mr. Cowan, Dr. Bathgate and Mr. Thornton was paid in pounds sterling and for purposes of this presentation has been converted to U.S. dollars based on the average pounds sterling to U.S. dollars exchange rate for 2003 of £l:$1.6341. The 2002 compensation of Dr. Nimmo, Mr. Cowan, Dr. Bathgate and Mr. Thornton was paid in pounds sterling and for purposes of this presentation has been converted to U.S. dollars based on the average pounds sterling to U.S. dollars exchange rate for 2002 of £1:$l.5032. The 2003 compensation of Mr. Ankcorn was paid in Canadian dollars and for purposes of this presentation has been converted to U.S. dollars based on the average Canadian dollars to U.S. dollars exchange rate for 2003 of C$l:U.S.$0.7159. The 2002 compensation of Mr. Ankcorn was paid in Canadian dollars and for purposes of this presentation has been converted to U.S. dollars based on the average Canadian dollars to U.S. dollars exchange rate for 2002 of C$1:U.S.$0.6368.

(2)	The 2002 figures represent options issued by Inveresk Research Group, Inc. in replacement of options previously issued by Inveresk Research Group Limited pursuant to the change in our ultimate parent company which took place immediately prior to our initial public offering. Mr. Cowan’s and Mr. Ankcorn’s options were to purchase B ordinary shares in Inveresk Research Group Limited. All of the other named individuals received options to purchase ordinary shares. The 2003 figures represent new option awards by Inveresk Research Group, Inc.

(3)	Includes car allowance of $16,607, fuel allowance of $6,863, telephone allowance of $824 and clothing allowance of $1,000.

(4)	Includes car allowance of $11,232, fuel allowance of $5,442 and clothing allowance of $391.

(5)	Includes payments for pension plan of $41,225, premiums for life assurance of $5,970, premiums for private health coverage of $386, premiums for permanent health insurance of $1,639 and premiums for spouse’s death in service benefits of $626.

(6)	Includes payments for pension plan of $38,332, premiums for life assurance of $4,278, premiums for private health coverage of $389, premiums for permanent health insurance of $1,679 and premiums for spouse’s death in service benefits of $660.

(7)	Mr. Cowan became our Chief Financial Officer in January 2002 and our Secretary and Treasurer in May 2002. He resigned as Secretary in April 2003.

(8)	Includes car allowance of $12,481, fuel allowance of $2,291 and telephone allowance of $824.

(9)	Includes car allowance of $10,589, fuel allowance of $1,243 and telephone allowance of $697.

(10)	Includes payments for pension plan of $38,606, premiums for life assurance of $681, premiums for permanent health insurance of $2,095 and relocation expenses of $26,378.

(11)	Includes payments for pension plan of $32,008, premiums for life assurance of $264, premiums for permanent health insurance of $1,370 and relocation expenses of $25,192.

(12)	Comprises car allowance of $14,677.

(13)	Comprises car allowance of $10,316.

(14)	Mr. Ankcorn purchased these options for an aggregate purchase price of $100,000. This purchase price was repaid to Mr. Ankcorn prior to our initial public offering.

(15)	Includes payments for pension plan of $265,527, premiums for life insurance of $1,208, premiums for medical coverage of $1,618, premiums for hospital coverage of $141, premiums for dental coverage of $2,761 and premiums for dependent life insurance of $21.

(16)	Includes payments for pension plan of $316,118, premiums for life insurance of $1,074, premiums for medical coverage of $1,397, premiums for hospital coverage of $122, premiums for dental coverage of $1,981 and premiums for dependent life insurance of $19.

(17)	Includes car allowance of $12,481, fuel allowance of $1,123, telephone allowance of $824 and clothing allowance of $423.

(18)	Includes car allowance of $11,211, fuel allowance of $1,452 and clothing allowance of $380.

(19)	Includes payments for pension plan of $20,658, premiums for life assurance of $368, premium for private health coverage of $221 and premiums for permanent health insurance of $1,525 and premiums for spouse’s death in service benefits of $582.

(20)	Includes payments for pension plan of $16,911, premiums for life assurance of $320, premium for private health coverage of $164 and premiums for permanent health insurance of $1,105.

(21)	Includes payments for pension plan of $28,072, premiums for life insurance of $343, premiums for permanent health insurance of $1,300, premiums for spouse’s death in service benefits of $519.

(22)	Includes payments for pension plan of $18,509, premiums for life insurance of $351, premiums for private health coverage of $5,650, premiums for permanent health insurance of $1,211, premiums for spouse’s death in service benefits of $497 and expatriate rent support of $11,000.

(23)	Includes car allowance of $12,481, fuel allowance of $1,311, telephone allowance of $824 and clothing allowance of $423.

(24)	Includes car allowance of $8,708 and fuel allowance of $5,082.

(25)	Includes payments for pension plan of $2,915, premiums for life assurance of $368, premiums for private health coverage of $552, premiums for permanent health insurance of $2,083 and premiums for spouse’s death in service benefits of $395.

(26)	Includes payments for pension plan of $31,567, premiums for life assurance of $407, premiums for private health coverage of $410, premiums for permanent health insurance of $1,370 and premiums for spouse’s death in service benefits of $408.

Employment Agreements

      Dr. Nimmo has an employment agreement with Inveresk Research International Limited, one of our indirect, wholly-owned subsidiaries, pursuant to which he serves as its Chief Executive. Each of Mr. Cowan, Dr. Bathgate, Mr. McEwan and Mr. Thornton also have employment agreements with Inveresk Research International Limited. Mr. Cowan serves as its Chief Financial Officer, Dr. Bathgate serves as its President — Pre-Clinical Europe, Mr. Thornton serves as its Vice President — Corporate Development and Mr. McEwan serves as its President — Clinical Global. Mr. Ankcorn, who serves as President — Pre-Clinical Americas, has an employment agreement with CTBR Bio-Research Inc. (formerly ClinTrials BioResearch Ltd.), one of our indirect, wholly-owned subsidiaries.

      Pursuant to his employment agreement, Dr. Nimmo receives an initial annual base salary of £180,204 (equivalent to $294,471 based on the currency exchange rate described above) and is entitled to receive a bonus based upon certain performance targets. Under their employment agreements, Mr. Ankcorn, Dr. Bathgate, Mr. Cowan, Mr. McEwan and Mr. Thornton receive an initial annual base salary of CAN$389,405 (equivalent to $278,775), £120,000 (equivalent to $196,092), £157,501 (equivalent to $257,352), $209,000 and £147,003 (equivalent to $240,218), respectively, and each of Dr. Bathgate, Mr. Cowan, Mr. McEwan and Mr. Thornton is entitled to receive discretionary bonus amounts of up to an aggregate of 100% of his base salary then in effect. Mr. Ankcorn is entitled to receive a bonus in accordance with our bonus policy for senior executives in effect from time to time. The initial annual base salary of each executive officer is subject to appropriate increases at the discretion of the Compensation Committee of our Board of Directors. The U.S. dollar equivalent amounts referred to in this paragraph were calculated using £1: US$1.6341 and C$1: US$0.7159.

      The employment agreements of the executive officers contain the following additional provisions:

      The employment of each of Dr. Nimmo, Mr. Cowan, Dr. Bathgate and Mr. McEwan may be terminated (i) upon one year’s (or any shorter mutually agreed upon period) prior written notice by us or the executive; or (ii) by us upon payment of one year’s annual salary in lieu of notice. Dr. Nimmo’s employment may also be terminated by us for cause. Mr. Ankcorn’s employment may be terminated (i) at any time by us upon the payment of certain benefits; (ii) at any time by us for cause; or (iii) upon his death or incapacity.

      Mr. Thornton’s employment may be terminated (i) prior to the first anniversary of the sale by the Candover entities of all of their shares of our common stock upon one year’s (or any shorter mutually agreed upon period) prior written notice by us or him; (ii) after the first anniversary of the sale by the Candover entities of all of their shares of our common stock upon six months (or any shorter mutually agreed upon period) prior written notice by us or him; or (iii) at any time by us upon payment of salary in lieu of notice.

      If the employment of any executive officer, other than Mr. Ankcorn, terminates for any reason, in addition to annual salary that we may elect to pay in lieu of notice, the officer will receive all compensation and other benefits earned and accrued, plus reimbursement for any business expenses incurred through the expiration of the applicable termination notice period.

      If Mr. Ankcorn’s employment is terminated as a result of an involuntary termination, including the occurrence of certain events and the taking of certain actions by us, most of which are outside his control, Mr. Ankcorn will be entitled to certain termination benefits, including all compensation and other benefits earned and accrued and payment of his salary, bonus and various benefits for one year following termination.

      Following the termination of any of the executive officers’ employment (other than Dr. Bathgate’s), he will remain subject to certain restrictive covenants, including noncompetition, nondisclosure and nonsolicitation restrictions. Following termination of his employment for any reason, Dr. Bathgate will only be subject to a nondisclosure agreement.

      We previously provided Mr. McEwan with a relocation package valued at $45,000 in connection with relocating from Edinburgh to North Carolina and we have agreed to provide Mr. McEwan with a reasonable repatriation package in connection with relocating from North Carolina to the U.K. if we terminate Mr. McEwan’s employment. We also have agreed to reimburse Mr. Cowan for certain costs of relocating from London to Edinburgh and we previously reimbursed Mr. Thornton for costs incurred by him in connection with relocating from Geneva to Edinburgh. If Mr. Cowan or Mr. Thornton terminates his employment with us within two years of the payment by us of relocation costs, he must repay to us some or all of the costs reimbursed by us, depending on the date of termination of employment.

Option Grants in 2003

      The following table sets forth information regarding stock options granted pursuant to option plans during the year ended December 31, 2003 to each of the named executive officers.

			Percentage
			of Total
	Number of	Exercise	Options		Potential Realized Value at
	Shares	or Base	Granted to		Assumed Rates of Stock Price
	Underlying	Price	Employees		Appreciation for Option Term
	Options	(Per	in Fiscal	Expiration
Name	Granted	Share)	2003	Date	0%	5%	10%

Dr. Walter S. Nimmo	25,000	$17.75	5.9%	June 2013	$—	$279,070	$707,222
D.J. Paul E. Cowan	20,000	$17.75	4.7%	June 2013	$—	$223,256	$565,778
Michael F. Ankcorn	15,000	$17.75	3.6%	June 2013	$—	$167,442	$424,333
Dr. Brian Bathgate	20,000	$17.75	4.7%	June 2013	$—	$223,256	$565,778
Alastair S. McEwan	15,000	$17.75	3.6%	June 2013	$—	$167,442	$424,333
	20,000	$14.68	4.7%	April 2013	$—	$184,642	$467,922
Nicholas J. Thornton	15,000	$17.75	3.6%	June 2013	$—	$167,442	$424,333
	20,000	$14.68	4.7%	April 2013	$—	$184,642	$467,922

      The potential realizable value of our options is calculated based on the ten-year term of the option from the time of grant. The 0%, 5% and 10% assumed rates of appreciation are mandated by the rules promulgated by the Securities and Exchange Commission and do not represent our estimate or projection of our future stock price performance. The potential realizable values at 0%, 5% and 10% appreciation are calculated by:

•	multiplying the number of shares of common stock subject to a given option by the option price, which in all cases is equal to the market value on the date of grant;

•	assuming that the aggregate stock value derived from that calculation compounds at the annual 0%, 5% or 10% rate shown in the table until the expiration of the options; and

•	subtracting from that result the aggregate option exercise price.

      The gains shown do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual value realized may be greater or less than the potential realizable value set forth in the above tables.

Option Exercises in 2003 and Year-End Option Values

      The following table sets forth information concerning options exercised by our named executive officers during the year ended December 31, 2003.

	Shares Acquired	Value
Name	on Exercise	Realized

Dr. Walter S. Nimmo	—	—
D.J. Paul E. Cowan	115,809	$2,046,795
Michael F. Ankcorn	84,055	$1,547,009
Dr. Brian Bathgate	59,346	$903,891
Alastair S. McEwan	92,000	$1,647,565
Nicholas J. Thornton	11,738	$172,102

      The following table sets forth information concerning options held by our named executive officers as of December 31, 2003.

	Number of Securities
	Underlying Unexercised		Value of Unexercised
	Options at		In-the-Money Options
	December 31, 2003		at December 31, 2003(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Dr. Walter S. Nimmo	112,153	25,000	$2,770,648	$174,500
D.J. Paul E. Cowan	153,000	20,000	$3,722,794	$139,600
Michael F. Ankcorn	196,490	15,000	$4,780,993	$104,700
Dr. Brian Bathgate	40,793	20,000	$1,007,758	$139,600
Alastair S. McEwan	55,582	35,000	$1,372,842	$305,700
Nicholas J. Thornton	—	35,000	—	$305,700

(1)	Value is based upon the difference between the option exercise price and the closing market value of our common stock at December 31, 2003 ($24.73 per share) multiplied by the number of shares underlying the option.

Defined Benefit Pension Plans

      Drs. Nimmo and Bathgate and Messrs. McEwan and Thornton are participants in our U.K. defined benefit pension plan. The benefits under this plan are based on a normal retirement age of 60 and are related to the number of years of service, the final pensionable salary of the individual concerned and any additional credit earned as a result of transfers from the pension plan of a former employer. The benefits payable to Dr. Bathgate and Messrs. McEwan and Thornton are subject to a maximum of two-thirds of the United Kingdom earnings cap (an amount set for U.K. tax purposes and further explained below). Drs. Nimmo and Bathgate and Mr. McEwan accrue an entitlement to one thirtieth of final pensionable salary for each year of service and Mr. Thornton accrues an entitlement of one forty-fifth of final pensionable salary for each year of service. In addition to his service with the group, Dr. Nimmo also has an entitlement equal to approximately 28.9% of his final pensionable salary as a result of a transfer from the pension plan of a former employer.

      Pensionable salary is equal to the salary of the individuals concerned as set out in the Summary Compensation Table above other than for Mr. McEwan, whose pensionable salary is based on the salary attributable to his position with us prior to his relocation to the United States in 2001. Mr. McEwan’s pensionable salary is reviewed annually and for 2003 was £82,200 (equivalent to approximately $134,323).

      At December 31, 2003, the periods of completed service for these plan participants were: Dr. Nimmo, 15 years 2 months; Dr. Bathgate, 12 years 4 months; Mr. McEwan, 7 years 6 months; and Mr. Thornton, 2 year 10 months. Dr. Nimmo’s annual pension entitlement is expected to be approximately two-thirds of his final pensionable salary when he reaches the normal retirement age of 60.

      Based on the age, service-to-date and current salary levels of Dr. Bathgate and Messrs. McEwan and Thornton and assuming they remain employed with us until the normal retirement age of 60, we believe that the annual benefits payable to the individuals concerned will be limited to two-thirds of the United Kingdom earnings cap. The United Kingdom earnings cap is set by the U.K. tax authorities annually and is currently £99,000 (equivalent to $161,776). Assuming that this amount increases by 2.5% per year, the annual benefits payable to the individuals concerned at the normal retirement age of 60 would be approximately:

Name	Amount in
	£	$ Equivalent

Dr. Brian Bathgate	97,374	159,120
Alastair S. McEwan	88,042	143,870
Nicholas J. Thornton	101,875	166,475

      Mr. Ankcorn is a participant in our Canadian pension plan. Annual benefits payable to Mr. Ankcorn pursuant to the plan vary according to the average of the highest consecutive three years’ earnings and the number of years of service. While the normal retirement age for purposes of our Canadian plan is 65, if Mr. Ankcorn retires at any time after age 60 he will be entitled to full benefits.

      The benefits payable from retirement date until age 65 are equal to 2% of the average earnings multiplied by the years of service. After age 65, the benefits are equal to 1.3% of the average maximum pensionable earnings (AMPE) under the Canadian governmental plan plus 2% of the individual’s average earnings in excess of the AMPE, multiplied by the years of service. Benefits listed in the pension plan table are not subject to any deduction for social security or other offset amounts. Any amounts for Mr. Ankcorn calculated according to the plan in excess of the Income Tax Act (Canada) limits will be paid by way of funds accumulated under a supplementary benefit pension plan. Pensionable salary is equal to the salary of Mr. Ankcorn as set out in the Summary Compensation Table above. As of December 31, 2003, Mr. Ankcorn had 26 years 8 months of credited service with us.

      The following table sets forth the estimated annual benefits payable upon retirement at a normal retirement age of 65 to Mr. Ankcorn:

Average Earnings	Years of Service

	$25	30	35

200,000	$94,620	$113,550	$132,470
225,000	$107,120	$128,550	$149,970
250,000	$119,620	$143,550	$167,470
275,000	$132,120	$158,550	$184,970
300,000	$144,620	$173,550	$202,470
325,000	$157,120	$188,550	$219,970

Employee Benefit Plans

      Our 2002 Stock Option Plan reserves 5,365,589 shares (which amount is adjustable upon the occurrence of certain events) of our shares of common stock for grant of stock options to our officers, employees and consultants, and officers, employees and consultants of our subsidiaries. At March 15, 2004, 3,417,169 shares had been issued or were reserved for issuance under options previously granted.

      The plan is administrated by the Compensation Committee. The Compensation Committee’s authority in respect of the plan includes the authority:

•	to determine eligibility for participation;

•	to determine the type and amount of any award granted under the plan;

•	to make such changes to the plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax and certain other benefits applicable to stock options;

•	to make rules and regulations and establish procedures for carrying out and administering the plan and to make changes in such rules as it deems proper;

•	to determine, in accordance with the terms of the plan, the fair market value of shares underlying an award;

•	to accelerate the vesting of any award; and

•	to take any and all other actions it deems necessary or advisable for the proper operation or administration of the plan.

      Under the plan, the Compensation Committee also determines the exercise price at the time of grant; provided, that the exercise price for options will not be less than 100% of the fair market value of a share on the date of grant. Options under the plan are generally granted for a ten-year term, but may terminate earlier if the employment or service of the optionholder with us terminates before the end of the ten-year period.

      If we undergo a change in control, the Compensation Committee has the authority to make certain adjustments to the options then outstanding under the plan, including the authority to provide for immediate vesting of those options. For this purpose, a change in control means the occurrence of any one of the following events:

•	the acquisition of beneficial ownership by any individual, partnership or entity of 50% or more of our voting securities (other than by us); provided, however, that any acquisition of beneficial ownership shall not constitute a change in control by reason of an increase in the percentage of beneficial ownership of any person or group that results from a reduction in the number of outstanding shares or by reason of an increase in the beneficial ownership of a person or group of less than 5% per year;

•	any consolidation or merger to which we are a party, in which our stockholders immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any);

•	the sale, lease, exchange or other transfer of all or substantially all of our assets to a third party other than to an entity, at least a majority of the combined voting power of the voting securities of which are owned by persons in substantially the same proportion as their ownership of Inveresk Research Group immediately prior to the sale; or

•	approval by our stockholders of a plan for our dissolution in accordance with applicable state law.

      Special rules may apply with respect to certain non-U.S. employees.

      In connection with our initial public offering, all of the outstanding options of Inveresk Research Group Limited were cancelled and replaced with options to purchase shares of our common stock. All of these replacement options are fully vested and immediately exercisable.

Directors’ Compensation

      Members of our Board of Directors who are neither officers nor employees of Inveresk Research Group or any of its subsidiaries currently are entitled to receive $37,000 per year as consideration for their services as directors plus reasonable expenses incurred in connection with their attendance at directors’ meetings. In addition, as of January 2004, each Board member receives a $1,500 per meeting fee (for each Board meeting attended), and a $500 per meeting fee (for each Committee meeting attended). The chairperson of our audit committee currently is entitled to receive additional compensation of $1,500 per meeting as consideration for her services, in lieu of the $500 per Committee meeting fee. Directors who are also our officers or employees are not separately compensated for their services as directors.

      Under our 2002 Non-Employee Directors Stock Option Plan, each of our directors who is not an officer or employee of Inveresk Research Group or any of its subsidiaries and who is not eligible to receive option grants under our 2002 Stock Option Plan, will, immediately following each annual meeting of our stockholders, commencing with the 2003 Annual Meeting, automatically receive an annual grant of options to purchase 5,000 shares of our common stock. In addition, pursuant to the plan, each non-employee director when first elected or appointed to our Board of Directors is entitled to receive a grant of options to acquire 7,500 shares. The two non-employee directors who were elected before our initial public offering in 2002 but who were not directors of our predecessor holding company received this initial 7,500 share grant pursuant to the provisions of the plan at the time of the initial public offering. All options granted under the plan provide for an exercise price equal to 100% of the fair market value of the common stock on the date of grant. Options granted under the plan will vest ratably in annual investments over a three-year period, commencing on the first anniversary of the date of grant. The plan is administered by our Board of Directors.

Performance Graph

      Below is a graph which compares the cumulative total stockholder return on our common stock from June 28, 2002, the date on which our common stock commenced trading on The Nasdaq National Market’s Stock Market, through December 31, 2003 against the cumulative total return for the same period on the NASDAQ Stock Market (U.S.) Index and the NASDAQ Health Services Index. The results are based on an assumed $100 invested on June 28, 2002.

COMPARISON OF 18 MONTH CUMULATIVE TOTAL RETURN*

Among Inveresk Research Group, Inc., the NASDAQ Stock Market (U.S.) Index
and the NASDAQ Health Services Index

(PERFORMANCE GRAPH)

	INVERESK RESEARCH	NASDAQ STOCK	NASDAQ HEALTH
	GROUP, INC.	MARKET (U.S.)	SERVICES

6/28/02	100.00	100.00	100.00
6/30/02	100.08	100.00	100.00
7/31/02	106.08	90.87	90.62
8/31/02	121.08	89.91	88.23
9/30/02	145.38	80.24	87.98
10/31/02	149.92	91.20	89.48
11/30/02	154.77	101.37	89.86
12/31/02	165.92	91.54	85.99
1/31/03	161.15	90.55	88.80
2/28/03	130.69	91.82	82.37
3/31/03	111.92	92.09	85.35
4/30/03	110.62	100.46	87.32
5/31/03	125.38	109.28	98.34
6/30/03	137.69	111.03	105.27
7/31/03	130.77	118.68	112.68
8/31/03	134.77	123.85	114.80
9/30/03	152.69	122.24	118.15
10/31/03	178.46	132.08	125.00
11/30/03	170.08	134.04	131.55
12/31/03	190.23	136.86	131.49

*	$100 invested on 6/28/02 in stock or index — including reinvestment of dividends. Period from the date of Inveresk’s Initial Public Offering on June 28, 2002 to December 31, 2003.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

      Our executive compensation program is administered by the Compensation Committee of our Board of Directors. The Compensation Committee, which is comprised of two independent directors and Dr. Sword, is responsible for determining the compensation of our executive officers, overseeing the administration of the our compensation programs, reviewing the compensation of executive officers and preparing any report on executive compensation required by the rules and regulations of the Securities and Exchange Commission. The Compensation Committee receives input from compensation consultants and reports appropriate decisions to all independent members of our Board of Directors. The Compensation Committee held two meetings during 2003. The Compensation Committee also held several briefings during the year with the Board of Directors to provide an evaluation of its performance in fulfilling the Compensation Committee Charter.

Compensation Philosophy

      Our executive compensation program reflects the philosophy that executives’ rewards should be structured to closely align their interests with those of the stockholders. Our executive compensation program utilizes the company’s performance and individual performance as determinants of executive pay levels. The goals of the program are to motivate executive officers to improve our financial position, to hold executives accountable for the performance of the business unit for which they are responsible, to attract key executives into the service of our company, to maximize the retention of these executives and to create value for our stockholders. In essence, executive compensation consists of four components: base salary, annual incentive bonus, long-term incentives and benefits.

Base Compensation

      Base salaries represent the fixed component of our executive compensation program. Base salaries are set within ranges which are targeted around the competitive norm for similar companies in the drug development services industry. Individual salaries may be above or below the competitive norm, depending on the executive’s tenure in his position and performance. The Compensation Committee considers the following factors in approving adjustments to salary levels for the executive officers: (1) the relationship between current salary and appropriate internal and external salary comparisons, (2) the average size of salary increases being granted by competitors, (3) whether the responsibilities of the position have changed during the preceding year, and (4) the individual’s performance as reflected in the overall manner in which his assigned role is carried out.

Bonuses

      Bonus awards serve two functions in implementing our executive compensation philosophy. First, the incentives permit us to compensate officers directly for performance as measured by objective standards. Second, the incentives serve to focus executives on those activities that are most directly under their control and for which they should be held accountable.

      All current employment agreements with our executive officers provide for payment of cash bonus awards. Such awards are approved by the Compensation Committee. Pursuant to their respective employment agreements, Dr. Nimmo is entitled to receive a bonus amount based upon certain performance targets, each of Dr. Bathgate, Mr. McEwan, Mr. Cowan and Mr. Thornton is entitled to receive bonus amounts of up to an aggregate of 100% of his base salary then in effect and Mr. Ankcorn is entitled to receive a bonus in accordance with our bonus policy for senior executives in effect from time to time.

Equity-based Compensation

      The long-term incentive component of our executive compensation program is designed to motivate and reward executives for maximizing stockholder value and encourage the long-term employment of key employees. Long-term incentives are primarily provided pursuant to our 2002 Stock Option Plan, which is administered by the Compensation Committee. In 2003, the Committee granted options as shown above to our executive officers under the 2002 Stock Option Plan.

Benefits

      Benefits provided to executive officers serve a different purpose than do the other elements of executive compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death and to provide a reasonable level of retirement income. Benefits offered to executive officers are largely those that are offered to the general employee population, with some variation primarily to promote tax efficiency.

Compensation of the Chief Executive Officer

      Generally, Dr. Nimmo, our President and Chief Executive Officer, may participate in the same compensation programs that are available to our other executive officers and his compensation is reviewed annually in accordance with the policies applicable to other executive officers as described above. Dr. Nimmo’s compensation is subject to the terms of his employment agreement. The current rate of compensation for Dr. Nimmo under this agreement is £180,204 (equivalent to $294,471) for his annual base salary. Dr. Nimmo’s bonus for 2003, in the amount set forth in the Summary Compensation Table, was determined pursuant to the terms of his employment agreement.

Submitted by the Compensation Committee:

Ian P. Sword
John Urquhart
S. Louise McCrary

      The above report will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the report by reference.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee reviews the Company’s financial reporting process on behalf of our Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. Our independent auditors are responsible for expressing an opinion on the conformity of our audited consolidated financial statement to accounting principles generally accepted in the United States of America.

      In this context, the Audit Committee has reviewed and discussed with management the audited consolidated financial statements. The Audit Committee has discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with them their independence from the Company and its management. The Audit Committee has considered whether the independent auditors’ provision of other non-audit services to us is compatible with the auditors’ independence.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors of Inveresk Research Group, Inc.:

S. Louise McCrary
Vanessa C.L. Chang
John Henderson
Ian P. Sword
John Urquhart

      The above report will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the report by reference.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock.

      To our knowledge, based solely on a review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to our directors, executive officers and persons who own more than 10% of our common stock were met, with the exception of the following reports of changes in ownership, which were filed late: all of our executive officers and directors were issued options on June 28, 2003 with two executive officers also being granted options on April 29, 2003. Due to administrative oversight, Form 4 reports were not timely filed for any of these option grants. In addition, one report of change in ownership by each of Mr. Ankcorn and Dr. Bathgate was filed late: the former report represented four transactions and the latter report represented a single transaction. The delays in these filings resulted from inadvertent oversight.

PROPOSAL 2:

AMENDMENTS TO STOCK OPTION PLAN

      The Board of Directors has approved amendments to the Inveresk Research Group, Inc. 2002 Stock Option Plan (the “Plan”), which will take effect only if approved by the stockholders. The Plan as originally adopted provided only for the granting of stock options. The primary purpose of the amendments now being submitted to the stockholders for their approval is to authorize the granting of additional kinds of equity-based and other incentive compensation awards, including various types of restricted stock awards and stock appreciation rights (SARs) as more fully described below. The Board of Directors believes that the added flexibility to grant different kinds of awards in addition to stock options may be valuable because

•	it may be desirable in certain situations in the future to use compensation arrangements under which the financial benefits to the recipients are based on specific measures of corporate performance rather than (like traditional stock options) being based solely on movements in our share price, and

•	because accounting rule changes have been proposed that could make stock options less desirable than other forms of equity based compensation.

      The amendments being proposed for your approval do not include an increase in the number of shares of our common stock that may be issued pursuant to the Plan.

      The proposed amendments are set forth in the restatement of the Plan set forth in Appendix B to this proxy statement. We propose to re-name the Plan the “Inveresk Research Group, Inc. 2002 Stock Option and Incentive Compensation Plan”.

      A summary of the principal terms of the Plan as it is proposed to be amended is set forth below.

Administration of the Plan

      The amended Plan will provide (as it presently does) that it is to be administered by a committee of the Board of Directors (the “Committee”). The Committee must consist of at least two individuals, each of whom is required to be a “non-employee director” for purposes of the Securities Exchange Act of 1934 and to qualify as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. The Committee may appoint a subcommittee and delegate any of its authority to such subcommittee.

      Under the terms of the Plan, the Committee may establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The performance goals may be based upon the extent of achievement of specified levels of: revenue, profits, net income, pre-tax income, operating income, earnings per share, total shareholder return, return on equity, return on capital, cash flow, stock price, operating margin, pretax margin, and net income margin. These performance criteria can be used individually or in any combination, can be measured annually or cumulatively, can be measured on an absolute basis or relative basis, compared to other companies or indices, and can apply to the entire Company or a business unit. All awards under the Plan will expire no later than the tenth anniversary of the date of the grant, unless otherwise provided in the applicable award agreement.

Number of Shares Issuable Pursuant to Awards

      Awards with respect to an aggregate of no more than 5,365,589 shares of the Company’s common stock may be granted under the Plan; however, if an award expires, terminates or is forfeited, any shares covered by the award that have not been issued or transferred to the participant (and are not required to be so issued or transferred), become available again for issuance under new awards under the Plan. For purposes of the limitation on the number of shares issuable under awards, each share covered by a performance stock award or a restricted stock award is required to be treated as an award covering three shares. As of March 15, 2004, awards in respect of an aggregate of 3,417,169 shares had been issued and either remained exercisable or had been exercised. As a result, as of that date awards with respect to an additional 1,948,420 shares in the aggregate could be issued under the Plan.

      The proposed amendments introduce a requirement that no participant may be granted awards representing an average per year over any three consecutive calendar years awards of (i) restricted stock, stock units, performance stock or performance restricted stock with respect to more than 100,000 Shares or (ii) stock options or stock appreciation rights with respect to more than 300,000 Shares or (iii) cash performance awards of more than $3,000,000.

Types of Awards

      The Plan as amended will authorize the granting of several different types of award, as described below.

     Stock Options and Performance Options

      The Committee has broad authority to determine the terms of specific options, including the number of shares subject to the option and whether options are to constitute “incentive stock options” for purposes of section 422(b) of the Internal Revenue Code. Incentive stock options may be granted only to employees of the Company and its subsidiaries. Unless otherwise provided by the Committee in connection with replacement options issued in connection with corporate reorganizations or business combinations, the exercise price with respect to any particular stock option may not be less than 100% of the fair market value of a share on the date of grant of such award. The exercise price per share with respect to an incentive stock option may not be lower than 100% (110% in the case of an incentive stock option granted to a 10% stockholder) of the fair market value of a share on the date such stock option is granted. Each option will be exercisable after the period or periods specified in the award agreement, which generally will not exceed 10 years from the date of grant (or five years in the case of incentive stock options granted to a 10% stockholder). Unless otherwise provided by the Committee, stock options will not be granted to consultants in the United Kingdom.

      The Committee may grant awards of performance options under the Plan. The exercisability of performance options will be subject to the attainment of performance goals and any other conditions established by the Committee.

     Performance Stock Awards

      The Committee may grant awards of performance stock under the Plan. Under a performance stock award, the grant, issuance or vesting of the shares underlying the award will be subject to vesting periods, performance goals and other conditions established by the Committee. Each grant of performance stock will indicate the maximum number of shares subject to the award and the time period during which any performance goals must be achieved.

     Restricted Stock Awards and Performance Restricted Stock Awards

      The Committee may grant awards of restricted stock and performance restricted stock under the Plan. Each participant’s rights in respect of shares issued pursuant to an award of restricted stock or of performance restricted stock will be subject to such conditions on forfeiture, restrictions on sale or transfer and other terms and conditions as the Committee shall establish at the time of grant. In addition, an award of performance restricted stock also will be subject to such performance goals as the Committee shall specify at the time of grant. Unless otherwise determined by the Committee, holders of an award of restricted stock or performance restricted stock will have all the rights and privileges of a stockholder with respect to the shares covered by the award during the period in which the shares remain subject to restrictions, provided that all rights in those shares will terminate if the award of restricted stock or performance restricted stock is forfeited or terminated prior to the expiration of the restrictions.

     Cash Performance Awards

      The Committee may grant cash performance awards under the Plan. At the time of grant, the Committee will set the amount of cash payable pursuant to the terms of the award, as well as the performance goals, the period within which the performance goals must be achieved, and such other terms and conditions as the Committee may choose to set. The applicable cash payment is required to be made to the participant as soon as practicable following the time the performance goals are met (unless the Committee agrees to permit the payment to be deferred).

     Stock Appreciation Rights

      The Committee may grant stock appreciation rights, or SARs, under the Plan, either in tandem with the grant of a stock option award or on a “stand-alone” basis. The exercise price per share of a stock appreciation right issued in tandem with a stock option award will be the option price of the related option. The exercise price of a stand-alone stock appreciation right will be an amount determined by the Committee (but in no event less than 100% of the fair market value of a share on the date of the grant). Stock appreciation rights will be exercisable and vest upon the terms and conditions determined by the Committee at the time of the grant. Upon the exercise of a stock appreciation right, the participant will receive payment in cash, shares or a combination of both, as determined by the Committee, in an amount equal to the excess of the fair market value of the shares on the exercise date over the aggregate exercise price.

     Stock Unit Awards

      The Committee may grant stock unit awards under the Plan. Stock units will constitute a commitment by the Company to transfer to the participant the number of Shares specified by the Committee in the terms of the award. Stock unit awards will be subject to such conditions, limitations, and vesting requirements as the Committee may specify at the time of grant. The Committee may credit to an account of a participant an amount equal to any dividends or distributions declared with respect to a share by the Company, as if shares represented by the stock unit award had been outstanding on the record date established for the dividend or distribution.

Change in Control; Changes in Capital Structure

      If a “change in control” (as defined in the Plan) occurs with respect to the Company, then the Committee will have the power to make such adjustments as it may determine necessary or appropriate (including, without limitation, the substitution of stock, cash or other property for the Shares otherwise issuable on exercise of awards, the acceleration of the exercisability of awards or substitution of cash or other property for any award).

      The Committee also has broad discretion under the Plan to adjust the terms of outstanding awards so that they are not disproportionately affected by any merger, consolidation, dissolution, liquidation, reorganization, shall exchange or major asset sale affecting the Company, or by any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in capital structure or by any other event.

Amendment and Termination

      The Plan may be amended by the Board in its discretion, except that no amendment may adversely affect any participant with respect to awards previously granted unless such amendments are in connection with compliance with applicable laws; provided that the Board may not make any amendment that would prevent the Plan from complying with applicable laws and regulations, unless or until the approval of the stockholders is obtained.

Tax Consequences

     Stock Options and Stock Appreciation Rights

      The principal federal income tax consequences to an officer, employee or director of the grant of options under the Plan, the exercise of options, and the sale of shares acquired through the exercise of options, are as follows:

      Recipients of options do not realize taxable income when options and granted to them under the Plan.

      Unless an option qualified for federal income tax purposes as an incentive stock option (“ISO”), when the option is exercised the holder will be treated as receiving ordinary income equal to the amount by which the fair market value on the date of exercise of the stock as to which the option is exercised exceeds the exercise price of the option, and the fair market value of the stock when the option is exercised will be the basis of that stock while it is held by the person who exercised the option. Therefore, when the stock is sold, the amount by which the sale price is greater or less than the fair market value of the shares when the option was exercised will be a capital gain or loss, which will be long-term or short term, depending on how long the shares are held after exercise. The holder of an ISO does not realize any taxable income when the ISO is exercised. The price paid for the stock when the ISO is exercised will be the basis of that stock while it is held by the optionee. When an ISO is exercised, the amount by which the fair market value at the time of exercise of the stock acquired through the exercise exceeds the exercise price is an adjustment to alternative minimum taxable income unless the stock is disposed of in the same year. If a person who exercises an ISO holds the stock for at least one year after the date of exercise (and at least two years after the date of grant), when the shares are sold the difference between the exercise price and the sale price will be treated as a long-term capital gain or loss. If the person does not hold the stock for at least one year after the exercise (and at least two years after the date of grant), the person is treated as having made a “disqualifying disposition,” and the person will be treated as receiving ordinary income at the time of sale equal to the lesser of (i) the amount by which the fair market value of the stock when the option was exercised exceeded the exercise price or (ii) the gain on the sale.

      When a stock appreciation right is exercised, the holder is treated as receiving ordinary income equal to the amount paid, or the fair market value of the Common Stock distributed, to the holder as a result of the exercise. The holder’s basis in any Common Stock received will be its fair market value when the stock appreciation right was exercised.

      When an employee is treated as receiving ordinary income as a result of exercise of a stock appreciation right or an option that is not an ISO, the Company is required to withhold and pay withholding tax with regard to that ordinary income. The Company may do this by withholding from the employee’s compensation, by withholding from the number of shares issued in exercise of the option or stock appreciation right or by requiring payment of the amount required to be withhold before the Company will issue shares upon exercise of the option or stock appreciation right.

      When a stock or appreciation right or an option that is not an ISO is exercised or there is a disqualifying disposition of shares acquired through exercise of an ISO, the Company will, in at least most instances, be entitled to a tax deduction equal to the ordinary income which the person who exercised the option is treated as having received.

     Restricted Stock and Performance Restricted Stock

      Unless a holder of restricted stock or performance restricted stock makes an “83(b) election” (as discussed below), there generally will be no tax consequences as a result of the grant of restricted stock (or performance restricted stock) until the restricted stock is no longer subject to a substantial risk of forfeiture or is transferable free of the risk of forfeiture. Generally, when the restrictions cease to apply, the holder will recognize ordinary income, and the Company will be entitled to a deduction, equal to the difference between the fair market value at that time of the stock that has ceased to be subject to restrictions and the amount, if any, paid by the holder for the restricted stock (or performance restricted stock). Gains or losses subsequently realized on the disposition of the stock generally will be treated as long-term or short-term capital gains or losses, depending on the length of time the Shares are held prior to disposition of the Shares. In general, if a holder makes an 83(b) election (under Section 83(b) of the Internal Revenue Code) upon the award of restricted stock or performance restricted stock, the holder will recognize ordinary income on the date of the award of such restricted stock, and the Company will be entitled to a deduction, equal to (i) the fair market value of the restricted stock (or performance restricted stock) as though the stock were (A) not subject to a substantial risk of forfeiture or (B) transferable, minus (ii) the amount, if any, paid for the restricted stock. If an 83(b) election is made, there will generally be no tax consequences to the holder when the restrictions cease to apply, and all subsequent appreciation in the restricted stock (or performance restricted stock) generally would be eligible for capital gains treatment.

     Cash Performance Awards

      When a cash performance award is paid to a participant, the participant will have ordinary income in the amount of the cash award. The Company will have a deduction equal to the amount the participant recognizes as ordinary income.

     Stock Appreciation Rights

      When a stock appreciation right is exercised, the holder is treated as receiving ordinary income equal to the amount paid, or the fair market value of the common stock distributed, to the holder as a result of the exercise. The holder’s basis in any common stock received will be its fair market value when the stock appreciation right was exercised. The Company will generally be entitled to take a deduction equal to the amount of ordinary income recognized by the participant.

     Stock Unit Awards

      It is generally intended that there will be no tax consequences as a result of the grant of a Stock Unit until payment is made with respect to such stock unit. Generally, when payment is made (and, it is intended, not until such time), the holder of a stock unit will recognize ordinary income, and the Company will be entitled to a deduction, equal to the fair market value of the Shares and cash, as applicable, received upon payment.

      The foregoing tax discussion is a general description of certain expected federal income tax results under current law, and all affected individuals should consult their own advisors if they wish any further details or have special questions.

Accounting Treatment

      Currently, we do not treat either the grant of an option, or the exercise of an option, as generating an expense that is reflected on our consolidated income statement. The Financial Accounting Standards Board is considering requiring companies to record the value of stock options a an expense when the stock options are granted. It is not clear how stock options would be valued under the rule being considered.

      When we award restricted stock to an officer, employee or director, the restricted stock is valued based on the market price of our common stock on the date of grant. Unearned compensation arising from the restricted stock grants is amortized to expense over the period of the restrictions.

Vote Required; Voting Recommendation

      The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the annual meeting and entitled to vote is required for the approval of the proposed amendments to the Plan.

      The Board of Directors recommends that stockholders vote FOR the proposed amendments to the Plan.

PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS

Appointment of Deloitte & Touche

      Our Board of Directors has appointed Deloitte & Touche LLP to continue as our independent public accountants for the fiscal year ending December 31, 2004. We do not expect a representative of Deloitte & Touche to attend the annual meeting.

      If the appointment of Deloitte & Touche is not ratified by the stockholders, the adverse vote will be considered as an indication to the Audit Committee and the Board of Directors that they should consider selecting other independent public accountants for 2005. Given the difficulty and expense of making any substitutions of independent public accountants during the current fiscal year, it is contemplated that the appointment for 2004 will be permitted to stand.

Change In Our Independent Public Accountants

      Before engaging Deloitte & Touche to serve as our independent public accountants effective as of August 1, 2002, our principal independent accountant was the U.K. member firm of Andersen Worldwide (“Arthur Andersen”). Arthur Andersen resigned as our independent accountants as of July 31, 2002. The decision to change independent accountants was recommended by the Audit Committee and approved by our Board of Directors.

      Arthur Andersen’s reports on our consolidated financial statements for each of the fiscal years ended 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended 2001 and 2000 and through July 31, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their reports on our consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

      We provided Arthur Andersen with a copy of the foregoing disclosures and we filed Arthur Andersen’s letter confirming their agreement to this disclosure as an exhibit to a Report on Form 8-K/ A filed with the Securities and Exchange Commission on August 9, 2002.

      During the fiscal years ended 2001 and 2002 and through July 31, 2002, we did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Accounting Fees and Services

      Audit Fees. Deloitte & Touche billed us aggregate fees of $349,000 and $300,000 for professional services rendered for the audit of our annual financial statements for the fiscal years ended 2003 and 2002 and the reviews of the financial statements included in our quarterly reports on Form 10-Q in 2003 and 2002 respectively.

      Audit-Related Fees. The aggregate fees in the fiscal years ended December 31, 2003 and December 31, 2002 for assurance and related services rendered by Deloitte & Touche that are reasonably related to the performance of the audit or review of the our financial statements and are not disclosed under “Audit Fees” above were approximately $485,600 and $Nil, respectively. These services included the issuance of consents and comfort letters for filings initiated by us (e.g., a registration statement for our public offering).

      Tax Fees. The aggregate fees in the fiscal years ended December 31, 2003 and December 31, 2002 for professional services rendered by Deloitte & Touche for tax compliance, tax advice and tax planning were approximately $178,700 and $137,000, respectively.

      All Other Fees. We did not incur any fees for professional services rendered by Deloitte & Touche in 2003 and 2002 other than those described above.

      Our Audit Committee is responsible for retaining and terminating our independent auditors (subject, if applicable, to stockholder ratification) and for approving the performance of any non-audit services by the independent public accountants. In addition, our Audit Committee is responsible for monitoring the independence and performance of our independent public accountants and internal audit department and for presenting its conclusions with respect to the independent public accountants to our full Board of Directors.

      Our Audit Committee Charter provides that the Audit Committee must pre-approve (i) the fees and other compensation to be paid to the independent public accountants for audit services and (ii) the fees and the extent which any permissible non-audit services may be performed by the auditor. While the authority to grant pre-approvals may be delegated to any member of the Audit Committee, the decision of any Audit Committee member to whom authority is delegated to pre-approve a non-audit service must be presented to the full Committee at its next scheduled meeting. All of the services provided to us by Deloitte & Touche during 2003 were pre-approved by the Audit Committee.

     Maintaining the Principal Accountant’s Independence

      The Audit Committee has considered whether the provision of services disclosed under the captions “Financial Information Systems Design and Implementation Fees” and “All Other Fees” above is compatible with maintaining the principal accountant’s independence.

Vote Required; Voting Recommendation

      The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the annual meeting and entitled to vote is required for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent public accountants.

      The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of Deloitte & Touche.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information known to us regarding the beneficial ownership of our shares of common stock as of February 27, 2004 by:

•	each person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to own beneficially 5% or more of our shares of common stock;

•	each of our directors and named executive officers; and

•	all directors and executive officers as a group.

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that could be issued upon the exercise of outstanding options and warrants held by that person that are currently exercisable or exercisable within 60 days of February 27, 2004 are treated as outstanding. These shares, however, are not treated as outstanding when computing the percentage ownership of any other person.

      Except as indicated in the footnotes to this table and pursuant to state community property laws, each stockholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them. Calculation of percentage of shares beneficially owned is calculated using a base of 37,973,144 shares of common stock outstanding as of February 27, 2004.

	Shares Beneficially
	Owned

Name and Address of Beneficial Owners(1)	Number	Percent

Stockholders Owning 5% or More
Candover Partners Limited**(2)	7,649,755	20.1%
Candover Investments PLC**	917,974	2.4%
Candover (Trustees) Limited**	101,985	*
Wasatch Advisors, Inc.	3,335,926	8.8%
150 Social Hall Avenue, Salt Lake City, UT 84111
Federated Investors, Inc.	2,637,225	6.9%
(Kauffman Fund)
Federated Investors Tower, Pittsburgh, PA 15222-3799
FMR Corp.	2,541,780	6.7%
82 Devonshire Street, Boston, Massachusetts 02109

Directors and Executive Officers
Dr. Walter S. Nimmo(3)	1,279,019	3.3%
D.J. Paul E. Cowan(4)	153,000	*
Michael F. Ankcorn(5)	131,490	*
Dr. Brian Bathgate(6)	141,456	*
Alastair S. McEwan(7)	211,245	*
Nicholas J. Thornton(8)	147,610	*
Dr. Ian P. Sword(9)	386,222	1.0%
Dr. John Urquhart	79,456	*
Dr. John T. Henderson(10)	3,500	*
S. Louise McCrary(11)	2,500	*
Vanessa C.L. Chang(12)	2,500	*
All directors and executive officers as a group (11 persons)	2,537,998	6.6%

*	Indicates less than 1.0%.

**	The address of each of these entities is 20 Old Bailey, London EC4M 7LN, United Kingdom.

(1)	Unless otherwise noted, the address for all persons listed is c/o Inveresk Research Group, Inc., 11000 Weston Parkway, Cary, North Carolina 27513.

(2)	Comprised of 7,649,755 shares of common stock held collectively by five limited partnerships that make up the Candover 1997 Fund of which Candover Partners Limited is general partner. Information for each of these five limited partnerships is as follows:

	Shares Beneficially
	Owned

Name and Address of Beneficial Owners(1)	Number	Percent

Candover 1997 UK No. 1 Limited Partnership**	2,986,459	7.9%
Candover 1997 UK No. 2 Limited Partnership**	930,240	2.4%
Candover 1997 US No. 1 Limited Partnership**	2,479,532	6.5%
Candover 1997 US No. 2 Limited Partnership**	834,333	2.2%
Candover 1997 US No. 3 Limited Partnership**	419,191	1.1%

(3)	Includes 112,153 shares of common stock issuable upon the exercise of stock options.

(4)	Includes 153,000 shares of common stock issuable upon the exercise of stock options.

(5)	Includes 131,490 shares of common stock issuable upon the exercise of stock options.

(6)	Includes 40,793 shares of common stock issuable upon the exercise of stock options.

(7)	Includes 45,582 shares of common stock issuable upon the exercise of stock options.

(8)	These shares are held of record by Rathbone Jersey Limited but are beneficially owned by Mr. Thornton.

(9)	Includes 11,099 shares of common stock issuable upon the exercise of stock options.

(10)	Includes 2,500 shares of common stock issuable upon the exercise of stock options.

(11)	Includes 2,500 shares of common stock issuable upon the exercise of stock options.

(12)	Includes 2,500 shares of common stock issuable upon the exercise of stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Repayment of 10% Unsecured Subordinated Loan Stock Due 2008

      Candover Investments PLC, Candover (Trustees) Limited and certain investment funds indirectly controlled by Candover Investments PLC collectively own approximately 22.8% of our shares of common stock. In September 1999, these Candover entities purchased an aggregate of 462,500 A ordinary shares of Inveresk Research Group Limited for $0.8 million and we borrowed an aggregate of $43.8 million from Candover Investments PLC and certain investment funds indirectly controlled by Candover Investments PLC. Our indebtedness under those borrowings was evidenced by 10% unsecured subordinated loan stock due 2008 issued by Inveresk Research Group Limited. In connection with the acquisition of ClinTrials in April 2001, Candover Investments PLC, Candover (Trustees) Limited and certain investment funds indirectly controlled by Candover Investments PLC collectively purchased an aggregate of 264,128 A ordinary shares of Inveresk Research Group Limited for $0.4 million and we borrowed an aggregate of $64.8 million from Candover Investments PLC and certain investment funds indirectly controlled by Candover Investments PLC and in consideration of that loan issued additional 10% unsecured subordinated loan stock due 2008. The 10% unsecured subordinated loan stock due 2008 became repayable upon our initial public offering, and was repaid at that time out of the proceeds of our initial public offering, with borrowings under our bank credit facility and from our cash resources.

Increase in Management Ownership

      The Articles of Inveresk Research Group Limited provided that upon certain types of “liquidity events,” including the listing of the ordinary shares of Inveresk Research Group Limited, the different classes of shares of Inveresk Research Group Limited would be converted into a single class and the relative ownership percentage of management would be adjusted based on the rate of return on the Candover entities investment implied by the pricing of the liquidity event. Because we changed our ultimate parent company immediately before the consummation of our initial public offering, the ordinary shares of Inveresk Research Group Limited were not listed and these “ratchet” arrangements were not actually triggered by the consummation of our initial public offering. In order to put the shareholders and optionholders of Inveresk Research Group Limited in the same position that they would have been in if the change in our ultimate parent had not occurred prior to our initial public offering, the rate at which the A ordinary shares and options to purchase B ordinary shares were exchanged for shares of our common stock or options to purchase shares of our common stock, as applicable, in connection with the change in our ultimate parent was based on the number of ordinary shares that the A ordinary shares and B ordinary shares would have been convertible into if they had been converted into ordinary shares prior to the change in our ultimate parent. As a consequence, in connection with the change in our ultimate parent, our management’s percentage ownership in our outstanding share capital increased from 11.25% prior to the change in ultimate parent to 21.25% following the change in ultimate parent.

Registration Rights Agreement

      Before our initial public offering, we entered into a registration rights agreement with Candover Investments PLC, Candover (Trustees) Limited, certain investment funds indirectly controlled by Candover Investments PLC and certain other stockholders, including Ian P. Sword, Walter S. Nimmo, D.J. Paul E. Cowan, Michael F. Ankcorn, Brian Bathgate, Dalame Resources S.A., Rathbone Jersey Limited (which holds all of our shares that are owned by Nicholas J. Thornton) and Alastair S. McEwan. Under the registration rights agreement, subject to a number of conditions and limitations, those Candover entities may require us to file a registration statement under the Securities Act to register the sale of our shares of common stock held by them. We may be required to file up to five registration statements. The registration rights agreement also provides that all of our stockholders named in that agreement have “piggy-back” registration rights in connection with the registered offerings of our shares that we, or the Candover entities, initiate. Under the agreement, we will be required to pay all registration expenses with the exception of fees and expenses of counsel to the stockholders named in the agreement and underwriters discounts and commissions. We and the stockholders named in the agreement are required to indemnify one another against certain liabilities in respect of an offering covered by the registration rights agreement. Under the registration rights agreement, each of Dr. Sword, Dr. Nimmo, Mr. Cowan, Mr. Ankcorn, Dr. Bathgate, Dalame Resources S.A., Rathbone Jersey Limited and Mr. McEwan have agreed to certain restrictions on sales of their shares of our common stock for a two-year period following consummation of our initial public offering.

Waiver of National Insurance Payment Obligations

      Certain of the options issued by Inveresk Research Group Limited contained a provision that obligated the holder of the option to pay to Inveresk Research Group Limited any U.K. National Insurance contributions payable by Inveresk Research Group Limited to the Inland Revenue upon exercise of these options. We waived this condition for Nicholas J. Thornton when he exercised certain of his options in March 2002 and accordingly we, and not Mr. Thornton, paid the U.K. National Insurance contribution of £59,697 (equivalent to $85,844) we were obligated to pay to the U.K. Inland Revenue in connection with the exercise of those options.

      The options that we issued in exchange for the cancellation of the options described above in connection with the change in our ultimate parent do not contain an obligation on the part of the holder of the option to pay the full amount of the U.K. National Insurance contributions otherwise payable by us to the U.K. Inland Revenue upon the exercise of those options. Instead, these options provide that we will be liable for all U.K. National Insurance contributions payable by us to the extent the market value of our shares is equal to or less than the price at which our shares were first offered to the public in the initial public offering, and the holders of those options agreed to bear the liability for any U.K. National Insurance contributions in excess of this amount that may become due when the options are exercised. Consequently, if all of these options were exercised at a time when the market price was equal to or greater than the initial public offering price of $13 per share, we would be liable to pay an aggregate of $1.2 million in U.K. National Insurance contributions to the U.K. Inland Revenue. The persons who received these options included Drs. Nimmo and Bathgate and Messrs. Cowan and Thornton.

ANNUAL REPORT ON FORM 10-K

      A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (including the exhibits, financial statements and schedules thereto) will be furnished without charge to any stockholder upon written request directed to Martha Boyd, Secretary, Inveresk Research Group, Inc., 11000 Weston Parkway, Cary, North Carolina 27513.

STOCKHOLDER PROPOSAL DEADLINE

      Stockholder proposals to be presented at the 2005 annual meeting of stockholders, for inclusion in our proxy statement and proxy card relating to that meeting, must be received by us at our principal executive offices in Cary, North Carolina, addressed to the Secretary of the Company, not later than December 1, 2004. Such proposals must comply with our bylaws and the requirements of Regulation 14A under the Securities Exchange Act of 1934.

OTHER MATTERS

      We are not aware of any matters not described in this proxy statement that will be presented for action at the meeting. If any other matters should come before the meeting, the persons named in the accompanying proxy card will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

      We urge you to submit your vote on the accompanying proxy card by completing, signing, dating and returning it in the accompanying postage-paid return envelope at your earliest convenience, whether or not you presently plan to attend the meeting in person.

By Order of the Board of Directors

Martha Boyd
Secretary
Cary, North Carolina
March 31, 2004

APPENDIX A

INVERESK RESEARCH GROUP, INC.

AUDIT COMMITTEE CHARTER

1.	Audit Committee Purpose

      The Audit Committee (the “Committee”) shall assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities. The Committee’s purpose and primary duties and responsibilities are to:

•	Monitor and oversee the accounting and financial reporting processes and systems of internal controls of Inveresk Research Group, Inc. (the “Company”);

•	Monitor the Company’s compliance with legal and regulatory requirements, excluding the day to day management and oversight of regulatory requirements fundamental to the Company’s business as a contract research organization;

•	Monitor the independence and performance of the Company’s independent public accountants and internal auditors; and

•	Provide an avenue of communication among the independent auditors, management, the internal audit department and the Board; and

•	Establish and maintain procedures for the confidential receipt, retention and treatment of complaints regarding the Company’s accounting, internal accounting controls or auditing matters.

      In discharging its oversight role, the Committee has the power to conduct or to authorize investigations into any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company, including the independent auditors. The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities.

2.	Audit Committee Composition

      The Committee shall be comprised of at least three directors as appointed by the Board, each of whom shall meet the independence and audit committee composition requirements under the rules and regulations of the Nasdaq National Market and the US Securities and Exchange Commission (the “Commission”) as in effect from time to time and shall be free from any relationship that would interfere with the exercise of his or her independent judgment as a member of the Committee.

      The Chair of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Chair of the Committee shall have the necessary experience to qualify as an Audit Committee Financial Expert under Commission definitions.

      The members of the Committee shall be elected by the Board at the meeting of the Board following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

      No director may serve as a member of the Committee if such director serves on the Audit Committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. No director may serve as Chair or as a voting member of the Committee if such director is a beneficial owner of 20% or more of the Company’s voting stock (or is a general partner, controlling shareholder or officer of such a beneficial owner), but such a director may serve as a non-voting member of the Committee.

      No member of the Committee shall receive any compensation from the Company other than director’s fees (including equity-based awards), which may include additional amounts payable to the Chair and to members of the Committee for meeting more frequently or for longer periods of time than the full Board.

3.	Audit Committee Meetings

      The Committee shall meet at such times and from time to time as it deems to be appropriate, but not less than quarterly. The Committee shall meet separately, at least quarterly, with management, internal auditors and the independent public accountants. The Committee may request members of management or others to attend meetings and provide pertinent information as necessary.

      The Committee shall report regularly to the Board.

4.	Audit Committee Responsibilities and Duties

      The responsibilities and duties of the Committee shall include the following:

     Review Procedures

•	Review and reassess the adequacy of this charter at least annually (and update this charter if and when appropriate).

•	Review with representatives of management and the independent public accountants the Company’s audited financial statements prior to their filing as part of the annual report on Form 10-K or any other filings with the Commission. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, which would entail review of estimates, reserves and accruals, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K or any other filings with the Commission.

•	Consider the integrity of the Company’s financial reporting process and controls in consultation with management, the independent public accountants and in the internal auditors. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent public accountants and the internal audit department together with management’s responses including the status of previous recommendations.

•	Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution of the Form 10-Q.

•	Review with the Company’s independent auditors any audit problems, disputes, or difficulties, and management’s response thereto, encountered in the course of the audit work, including any restriction on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management, and, if applicable, also including any accounting adjustments that were noted or proposed by the auditors but were “passed” (including similar adjustments that were passed because individually they were not material); any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company, and all other material written communications between the independent auditors and the management of the Company.

•	Review and discuss any complaints received regarding the company’s accounting, internal accounting controls and auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters including any related matters raised through the Company’s “whistleblowing” policies and procedures.

     Independent Auditors

•	The Committee shall have the ultimate authority and responsibility to select, appoint, evaluate, oversee the work of, and replace the Company’s independent public accountants (or to recommend such retention or replacement for shareholder approval in any proxy statement, if applicable). This Committee’s authority and responsibility shall apply to the resolution of any disagreements between the auditor and the Company’s management regarding financial reporting and shall apply to all activities of the auditor in preparing or issuing audit reports or related work. The selection and retention of auditors shall comply with applicable legal and regulatory requirements and Nasdaq listing standards. The independent public accountants shall be ultimately accountable to the Committee, on behalf of the board, and shall report directly to the Committee. The Committee shall instruct the independent auditors that the Board and the Committee are the auditors’ clients.

•	On an annual basis, obtain formal assurance from the independent public accountants that they have timely reported to the Audit Committee (i) all critical accounting policies and practices used in preparing or auditing the Company’s financial statements; (ii) all alternative treatments of financial information with GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditor; and (iii) other material written communications between the auditor and the management of the Company. This Committee’s authority and responsibility shall apply to the resolution of any disagreements between the auditor and the Company’s management regarding financial reporting and shall apply to all activities of the auditors in preparing or issuing audit reports or related work.

•	On an annual basis, obtain formal written confirmation from the independent public accountant of the eligibility of its lead audit partner to serve in accordance with all applicable statutory, regulatory and other requirements (including under applicable Nasdaq rule rotation requirements.)

•	On an annual basis, consider whether to rotate the audit firm itself.

•	On an annual basis, receive from the independent public accountants and review a formal written statement describing: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the outside auditors and the Company, including each non-audit service provided to the Company and the matters set forth in Independence Standards Board Standard No. 1. The Committee actively and regularly shall engage in a dialogue with the independent public accountants as to any disclosed relationships or services that may impact the objectivity or independence of the audits. The Committee shall take, or recommend that the Board take, appropriate action to oversee the independence of the independent public accountants.

•	On an annual basis, discuss with representatives of the independent public accountants the matters required to be discussed by Statement on Auditing Standards (“SAS”) 61, as it may be modified or supplemented.

•	Review the independent public accountants audit plan and engagement letter which discusses the scope, staffing, locations, reliance upon management and internal audit and general audit approach. Also, review the scope of non-audit services performed for the Company by the independent auditors and approve any significant non-audit relationship with the independent auditors.

•	Consider and discuss with management and the independent auditors any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information and any significant disagreements with management.

     Funding

•	The Committee must provide for and secure appropriate funding for, in advance, as determined by the Committee, the payment of (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work; (ii) compensation to any advisers employed by the Committee; and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

•	The Committee must pre-approve (i) the fees and other compensation to be paid to the independent public accountants for audit services and (ii) the fees and the extent which any Nasdaq permissible non-audit services may be performed by the auditor. The authority to grant pre-approvals may be delegated to any member of the Committee, however, the decision of any Audit Committee member to whom authority is delegated to pre-approve a non-audit service shall be presented to the full Committee at the next scheduled meeting. Any such approval of non-audit services shall be publicly disclosed in accordance with the applicable requirements of Nasdaq and the Commission.

     Internal Audit Department and Legal Compliance

•	Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit department, as needed.

•	Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

•	On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

•	Immediately report any material noncompliance of charter mandates or NASD Rule 4350 to the Board of directors and the CEO.

     Additional Powers

•	The Committee may require any officer or employee of the company or the company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     Independent Counsel and Other Advisers

•	The Committee shall have the authority and responsibility to engage, evaluate and replace independent counsel and other advisers, as it determines necessary to carry out its duties. The selection and retention of such counsel and advisors should comply with applicable legal and regulatory requirements and Nasdaq listing standards. The Committee shall approve the fees and other compensation to be paid to such counsel and advisors. Committee counsel and advisors shall be ultimately accountable to the Board and the Committee.

     Other Audit Committee Responsibilities

•	Annually prepare a report to shareholders for inclusion in the Company’s annual proxy statement. The report of the Committee shall (1) confirm that the Company has a formal, documented Committee charter setting forth the Committee’s duties, (2) state whether the Committee satisfied its obligations under the charter during the previous year, and (3) cover all other matters required by rules of the Securities and Exchange Commission. The proxy statement shall include the full text of the charter at least once every three years and after any significant modification is approved by the Board.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anony-

mous submissions by employees of the Company and its subsidiaries of concerns regarding questionable accounting or auditing matters.

•	Annually prepare a written affirmation to The Nasdaq Stock Market, Inc. regarding the Committee’s compliance with respect to independence, financial literacy, determination of at least one Committee member having accounting or financial management expertise and annual review and assessment of this charter.

•	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

•	Discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Establish hiring policies for employees or former employees of the independent auditors.

•	Review and approve all related-party transactions.

•	Meet with the CEO and CFO, prior to their certification of each annual or quarterly report filed by the Company with the SEC, and receive those officers’ disclosures of (a) all significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data, or to identify any material weakness in internal controls, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

APPENDIX B

INVERESK RESEARCH GROUP, INC.

2002 STOCK OPTION AND INCENTIVE COMPENSATION PLAN

as Amended and Restated as of May 4, 2004

      Inveresk Research Group, Inc., a Delaware corporation (the “Company”), wishes to attract officers, employees and consultants to the Company and its Subsidiaries and to induce officers, employees and consultants to remain with the Company and its Subsidiaries, to encourage those persons to increase their efforts to make the Company’s business more successful, whether directly or through its Subsidiaries, and to align their interests with the interests of the Company’s stockholders.

      The Plan as originally adopted provided that in connection with the transaction pursuant to which Inveresk Research Group Limited became a wholly-owned subsidiary of the Company, the Company would issue Options (to purchase shares of the Company’s Common Stock) to holders of options to purchase capital stock of Inveresk Research Group Limited in consideration for the cancellation of the options issued by Inveresk Research Group Limited.

      Amendments to the Plan were adopted in 2004 for the purpose of providing for awards of equity-based compensation other than stock options, as hereinafter set forth.

1. Definitions

      Whenever used herein, the following terms shall have the meanings set forth below:

      “Amendment Date” means May 4, 2004.

      “Award” means an Option, Performance Stock Award, Restricted Stock Award, Performance Restricted Stock Award, Cash Performance Award, Stock Unit Award or Stock Appreciation Right (SAR) awarded under this Plan.

      “Award Agreement” means a written agreement entered into pursuant to this Plan by the Company and a Participant with respect to an Award.

      “Board” means the Board of Directors of the Company.

      “Cause” means, with respect to any Participant, unless otherwise provided in the Participant Award Agreement, conduct that is determined by the Board in good faith to fall within one or more of the following categories: (i) engaging in willful or gross misconduct or neglect in the conduct of the Participant’s employment obligations, (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or its affiliates, (iii) the commission of a felony or a crime of moral turpitude, or any crime involving the Company or its Subsidiaries, or any affiliate thereof, (iv) fraud, misappropriation or embezzlement, (v) a material breach of the Participant’s employment agreement (if any) with the Company or its Subsidiaries or its affiliates, (vi) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant or (vii) any illegal act detrimental to the Company or its Subsidiaries or affiliates.

      “Cash Performance Award” means a right to receive cash based on the attainment of pre-established Performance Goals.

      “Change in Control” means the occurrence of any of the following:

(i) any “person,” including a “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity, controlled by or under common control with the Company, any employee benefit plan of the Company or any such entity, and, with respect to any particular Participant, the Participant and any “group” (as that term is used in Section 13(d)(3) of the Exchange Act) of which the Participant is a member), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of either (A) the combined voting power of the Company’s then outstanding securities or (B) the Shares then outstanding (in either such case other than as a result of an acquisition of securities directly from the Company); provided, however, that, in no event shall a Change in Control be deemed to have occurred (x) by reason of an increase in the percentage beneficial ownership of any person or group that results from a reduction in the number of outstanding Shares or (y) by reason of an increase in the beneficial ownership of a person or group of less than 5% per year or (z) by reason of any increase in the beneficial ownership of a person or group that on the date the Company first became subject to the periodic reporting obligations imposed under the Exchange Act was the beneficial owner of the Shares then outstanding; or

(ii) any consolidation or merger of the Company in which the stockholders of the Company immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

(iii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least a majority of the combined voting power of the voting securities of which are owned by persons in substantially the same proportion as their ownership of the Company immediately prior to such sale, or the approval by the Company’s stockholders, in accordance with the requirements of applicable law, of any plan or proposal for the liquidation or dissolution of the Company.

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Committee” means the committee appointed by the Board pursuant to Section 3, or as the context requires, any subcommittee thereof appointed for the purposes of the Plan.

      “Common Stock” means the Company’s Common Stock, par value $.01, either currently existing or authorized hereafter.

      “Company” means Inveresk Research Group, Inc., a Delaware corporation.

      “Disability” means, unless otherwise provided by the Committee in the Participant’s Award Agreement, a disability which renders the Participant incapable of performing all of his or her material duties for a period of at least 180 consecutive or non-consecutive days during any consecutive twelve-month period.

      “Effective Date” means June 27, 2002.

      “Embedded Value” means, with respect to any Option, as of any date, the excess of (i) the Option Price then in effect over (ii) the Fair Market Value on that date.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “Exchange Options” means all Options granted as described in Section 4(a) of the Plan.

      “Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, the Fair Market Value of each Share shall be the closing sales price for such stock (or the closing bid, if no sales were reported) on such exchange or system on the last trading day preceding the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; (ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common

Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; and (iii) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

      “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422(b) of the Code.

      “Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

      “Old Inveresk Option” means each option to subscribe for ordinary shares or B ordinary shares of Inveresk Research Group Limited that is outstanding immediately prior to the time Inveresk Research Group Limited becomes a wholly-owned subsidiary of the Company.

      “Old Inveresk Optionee” means each person who is a holder of Old Inveresk Options immediately prior to the time Inveresk Research Group Limited becomes a wholly-owned subsidiary of the Company.

      “Option” means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

      “Optionee” means a person to whom an Option is granted pursuant to the provisions of this Plan and, except where the context requires otherwise, includes, the Successors of any such person.

      “Option Price” means, with respect to any Option, the exercise price per Share.

      “Participant” means an officer, employee or consultant who has received an Award under the Plan.

      “Performance Goals” means for the purposes of an Award, including any Award that is intended to qualify as performance-based compensation under Section 162(m), any one or more of the following: revenue, profits, net income, pre-tax income, operating income, earnings per share, total shareholder return, return on equity, return on capital, cash flow, stock price, operating margin, pretax margin, and net income margin. These performance criteria can be used individually or in any combination, can be measured annually or cumulatively, can be measured on an absolute basis or relative basis, compared to other companies or indices, and can apply to the entire Company or a business unit.

      “Performance Stock Award” means a right to receive Shares, subject to performance and other conditions specified in the applicable Award Agreement, but does not include an Option.

      “Performance Option” means an Option that is subject to performance goals specified in the applicable Award Agreement.

      “Performance Restricted Stock Award” means a right to receive Shares, subject to performance and other limitations and restrictions specified in the Plan and the applicable Award Agreement, but does not include an Option.

      “Plan” means this 2002 Stock Option and Incentive Compensation Plan, as amended and restated as of May 4, 2004 and as it and may from time to time be further amended.

      “Restricted Stock Award” means a right to receive Shares, subject to limitations and restrictions specified in the Plan and the applicable Award Agreement.

      “Retirement” means, unless otherwise provided by the Committee in the applicable Award Agreement, the voluntary termination of employment (or other termination of service, in the case of a consultant) of a Participant on or after the Participant’s attainment of age 65.

      “Securities Act” means the Securities Act of 1933, as amended.

      “Shares” means shares of Common Stock of the Company.

      “Stock Appreciation Rights” or “SARs” means the right to receive payment in cash, Shares or a combination of both, in an amount equal to the product of (x) the number of Shares specified in the applicable Award Agreement and (y) the excess of the Fair Market Value at the time of exercise over the exercise (or “strike”) price as specified in the applicable Award Agreement.

      “Stock Unit” means a right to receive Shares, subject to limitations and restrictions specified in the Plan and the Applicable Award Agreement.

      “Subsidiary” means any corporation (other than the Company) that is a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code. In the event the Company becomes a subsidiary of another company, the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to any company that is a “parent corporation” with respect to the Company under Section 424(e) of the Code.

      “Successor” means, with respect to any Participant who has died, the legal representative of the estate of the person or persons who acquire the right to exercise an Option by bequest or inheritance or otherwise by operation of law.

2. Approval; Effective Date; Termination

      The 2002 Stock Option Plan was effective on the Effective Date. The Plan was amended and restated as of May 4, 2004. The Plan shall terminate on, and no Option shall be granted hereunder on or after, the tenth anniversary of the Effective Date of the Plan; provided, however, that the Board may terminate the Plan at any time prior to that date.

3. Administration of Plan

      The Plan shall be administered by the Committee appointed by the Board. The Committee shall consist of at least two individuals, each of whom shall be a “non-employee director” as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act and shall, at such times as the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards), qualify as “outside directors” for purposes of Section 162(m) of the Code. The Committee may appoint any appropriate subcommittee consisting solely of two or more directors who qualify as “outside directors” and “non-employee directors” and delegate any of its authority to such subcommittee. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

4.     Eligibility and Grant of Awards; Committee Authority.

      (a) Following the Effective Date, the Company granted Options to each Old Inveresk Optionee, against and in consideration of the cancellation of all Old Inveresk Options held by such Old Inveresk Optionee. The Exchange Options so granted are intended in the aggregate to confer on the Old Inveresk Optionee, to the extent reasonably practicable in the circumstances, substantially the same economic and other rights as were provided under the Old Inveresk Options that are so cancelled.

      (b) Subject to the provisions of the Plan, the Committee may, in its discretion as reflected by the terms of the Award Agreements: (i) cause the Company to grant Awards to employees, officers and consultants of the Company and its Subsidiaries; (ii) determine and designate from time to time those employees, officers and consultants of the Company and its Subsidiaries to whom Awards are to be granted and the number of Shares to be included in or covered by such Awards; and (iii) determine and impose such other terms and conditions in respect of each Award as it shall deem appropriate.

      (c) In determining the eligibility of an employee, officer or consultant to receive an Award, as well as in determining the terms of the Award, the Committee may consider the position and responsibilities of the employee, officer or consultant, the nature and value to the Company of the employee’s, officer’s or consultant’s services and accomplishments whether directly or through its Subsidiaries, the employee’s, officer’s or consultant’s present and potential contribution to the success of the Company whether directly or through its Subsidiaries and such other factors as the Committee may deem relevant. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. The Committee may require as a condition to the grant of any Award that a Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Award Agreement, and the Participant by accepting the Award subject to such a condition shall be deemed to have accepted those obligations. If any Award Agreement or Award provides (without regard to this sentence) for the obligation of the Company or any affiliate thereof to purchase or repurchase Shares from a Participant or any other person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under Delaware law.

5.     Number of Shares Subject to Awards.

      (a) Subject to the provisions of Section 16, Awards with respect to an aggregate of no more than 5,365,589 Shares may be granted under the Plan; provided, however, that if when an Award expires, terminates or is forfeited, any Shares covered by the Award have not been issued or transferred to the Participant (and are not required to be so issued or transferred), those Shares shall not be counted against the foregoing limitation and may be the subject of further Awards. For purposes of the foregoing limitation, each Share covered by a Performance Stock Award or a Restricted Stock Award shall be treated as an Award covering three Shares.

      (b) Subject to the requirements of applicable law, Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee otherwise may deem appropriate.

      (c) The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Participant may be awarded Incentive Stock Options which are first exercisable by the Participant during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000.

      (d) Following the Amendment Date and until the tenth anniversary of the Effective Date, no Participant may be granted as an average per year over any three consecutive calendar years Awards of (i) Restricted Stock, Stock Units, Performance Stock or Performance Restricted Stock with respect to more than 100,000 Shares or (ii) Stock Options or Stock Appreciation Rights with respect to more than 300,000 Shares or (iii) Cash Performance Awards of more than $3 million.

6.     Types of Awards.

      (a) Options may be granted at the discretion of the Committee. The Option Price in respect of each Option shall be determined by the Committee at the time of grant and reflected in the Award Agreement in respect of that Option, as amended from time to time; provided, however, that except for (i) the Exchange Options; (ii) actions taken by the Committee pursuant to Section 16 of the Plan and (iii) as determined by the Committee in respect of options granted in connection with business combination transactions, the Option Price with respect any particular Award shall in no event be less than 100% of the Fair Market Value of a Share on the day the Option is granted. Any particular Award Agreement may provide for different exercise prices for specified amounts of Shares subject to the Option. The Option Price with respect to each Incentive Stock Option shall not be less than 100% (or 110%, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners)) of the Fair Market Value of a Share on the day the Option is granted. For each Award of Options, the Committee shall specify whether the Options are intended to be Incentive Stock Options, Non-Qualified Stock Options, or both. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. Incentive Stock Options may be granted only to employees. Notwithstanding anything to the contrary in the Plan, Options shall not be granted to consultants in the United Kingdom unless the Committee expressly determines otherwise.

      (b) Performance Stock Awards may be granted at the discretion of the Committee. Each Performance Stock Award shall consist of an award of Shares, the grant, issuance and vesting of which shall be subject to Performance Goals and such other conditions as the Committee shall specify at the time of grant. An Award shall specify the maximum number of Shares subject to the Performance Stock Award and its terms and conditions. The Committee shall set the Performance Goals and the period within which they must be achieved, in its discretion. Subject to the terms of the applicable Award Agreement, as soon as practicable following the time the Performance Goals and other conditions are met, Shares shall be paid to the Participant. The Performance Goals may be used to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code and to the extent any particular Performance Stock Award is intended by the Committee to comply with Section 162(m), the Performance Goals shall be deemed satisfied only when the Committee (or an applicable subcommittee thereof) so certifies.

      (c) Restricted Stock Awards may be granted at the discretion of the Committee. Shares may be issued pursuant to a Restricted Stock Award subject to such conditions on forfeiture, restrictions on sale or transfer and other terms and conditions as the Committee shall specify at the time of grant. Unless otherwise determined by the Committee, a Participant who has received a Restricted Stock Award shall have all the rights and privileges of a stockholder with respect to the Shares covered by the Award during the period in which the Participant’s rights in respect of the Shares remain subject to restrictions, but all of the Participant’s rights in respect of those Shares shall terminate if the Restricted Stock Award is forfeited or terminated in accordance with its terms before those restrictions expire.

      (d) Performance Restricted Stock Awards may be granted at the discretion of the Committee. The rights of a Participant in the Shares covered by a Performance Restricted Stock Award shall be subject to Performance Goals and such conditions on forfeiture, restrictions on sale or transfer and other terms and conditions as the Committee shall specify at the time of grant. Unless otherwise determined by the Committee, a Participant who has received a Performance Restricted Stock Award shall have all the rights and privileges of a stockholder with respect to the Shares covered by the Award during the period in which the Participant’s rights in respect of the Shares remain subject to restrictions, but all of the Participant’s rights shall terminate if the Performance Restricted Stock Award is forfeited or terminated in accordance with its terms before those restrictions expire. The Performance Goals specified in the terms of the Award may be used to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code and to the extent any particular Performance Restricted Stock Award is intended by the Committee to comply with Section 162(m), the Performance Goals shall be deemed satisfied only when the Committee (or an applicable subcommittee thereof) so certifies.

      (e) Cash Performance Awards may be granted at the discretion of the Committee. The rights of a Participant in respect of a Cash Performance Award shall be subject to Performance Goals and such other conditions and terms as the Committee shall specify at the time of grant. The Committee shall specify as to each Cash Performance Award the maximum cash amount payable, the Performance Goals, the period within which the Performance Goals must be achieved, and such other terms and conditions as the Committee shall determine. As soon as practicable following the time the Performance Goals are met, the applicable cash payment shall be made to the Participant or deferred to the extent permitted by the Committee. The Performance Goals specified in the terms of the Award may be used to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code and to the extent any particular Cash Performance Award is intended by the Committee to comply with Section 162(m), the Performance Goals shall be deemed satisfied only when the Committee (or an applicable subcommittee thereof) so certifies.

      (f) Stock Appreciation Rights may be granted at the discretion of the Committee, either in tandem with an Award of an Option or as a “stand-alone” SAR. The exercise price per share of a tandem SAR shall be the Option Price of the related Option. The exercise price of a stand-alone SAR shall be an amount determined by the Committee, but in no event less than 100% of the Fair Market Value of a Share on the date the SAR is granted. SARs shall be exercisable and vest upon the terms and conditions determined by the Committee at the time of the grant. Unless earlier expired, forfeited, or otherwise terminated, each SAR shall expire on a date determined by the Committee at the time of grant, provided that the term of a tandem SAR shall not exceed the term of the related Option and the term of a stand-alone SAR shall not exceed 10 years. Upon exercise of a SAR, the Participant shall receive payment in cash, Shares or a combination of both, as determined by the Committee, in an amount equal to the excess of the Fair Market Value on the exercise date of the number of Shares covered by the SAR (or in the case of a partial exercise, of the number of Shares as to which the SAR us being exercised) over the aggregate exercise price. To the extent payment is made in Shares, unless otherwise specified by the Committee the Shares delivered in payment shall be valued for purposes of the payment at their Fair Market Value on the date of exercise.

      (g) Performance Options may be granted at the discretion of the Committee. The rights of Participant in respect of a Performance Option shall be subject to Performance Goals and such other conditions and terms as the Committee shall specify at the time of grant. The exercise price per share for each Performance Option shall not be less than 100% of the Fair Market Value on the date of grant. Unless earlier expired, forfeited, or otherwise terminated, each Performance Option shall expire upon the tenth anniversary of the date of grant or on such other date as is specified in the applicable Award Agreement.

      (h) Stock Units may be granted at the discretion of the Committee. Stock Units will constitute an unfunded commitment by the Company to transfer to the Participant the number of Shares specified by the Committee in the terms of the Award. Stock Unit Awards shall be subject to such conditions, limitations, and vesting requirements as the Committee shall specify at the time of grant. At the discretion of the Committee, and subject to the limitations on the number of Shares that may be granted under the Plan, the Company may credit to a hypothetical account an amount equal to any dividends or distributions declared by the Company, that would have been payable on the number of Shares payable to the Participant pursuant to such Award if those Shares had been outstanding on the record date established for the dividend or distribution.

7.     Term of Awards; Vesting.

      (a) Unless earlier expired, forfeited or otherwise terminated, each Award shall expire in its entirety upon the tenth anniversary of the date of grant or shall have such other term (which may be shorter, but not longer, in the case of Incentive Stock Options) as is set forth in the applicable Award Agreement (except that, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners) who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant). The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

      (b) Each Award, to the extent that there has been no termination of the Participant’s employment (or other service, if applicable) and the Award has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant. Unless otherwise provided in the Award Agreement or herein, no Award (or portion thereof) shall ever be exercisable if the Participant’s employment or other service with the Company and its Subsidiaries has terminated before the time at which such Award would otherwise have become exercisable, and any Award that would otherwise become exercisable after such termination shall not become exercisable and shall be forfeited upon such termination. Notwithstanding the foregoing provisions of this Section 7(b), Awards exercisable pursuant to the schedule set forth by the Committee at the time of grant may be fully or more rapidly exercisable or otherwise vested at any time in the discretion of the Committee. Upon and after the death of a Participant, such Participant’s Awards, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Participant’s death, may be exercised by the Successors of the Participant.

8.     Exercisability Upon and After Termination of Participant.

      (a) Unless otherwise provided in an Award Agreement, if the Participant’s employment (or other service, if applicable) with the Company and its Subsidiaries is terminated other than (i) by voluntary resignation of the Participant, (ii) by termination by the Company for Cause, or (iii) by termination by reason of death, Retirement or Disability, an Option or other Award subject to the Participant’s exercise may be exercised (but only to the extent the Award otherwise was exercisable on the date of termination) until the earlier of (i) three months from the date of termination of employment or (ii) the date on which the term of the Award expires in accordance with the provisions of the applicable Award Agreement and this Plan.

      (b) Unless otherwise provided in the applicable Award Agreement, if the Participant’s employment with the Company and its Subsidiaries terminates due to the death, Retirement or Disability of the Participant, any Option or other Award that remains subject to exercise by the Participant on the date of termination may be exercised (but only to the extent the Award otherwise was exercisable on the date of termination) until the earlier of (i) one year from the date of termination of employment (or other service, if applicable) of the Participant, or (ii) the date on which the term of the Award expires in accordance with the provisions of the applicable Award Agreement and this Plan.

      (c) Notwithstanding any other provision of this Plan, unless otherwise specifically provided in an Award Agreement, if (i) the Participant’s employment is terminated by the Company or any of its Subsidiaries for Cause or (ii) the Participant terminates his employment with the Company and its Subsidiaries (other than on account of death, Retirement or Disability) the Participant’s Awards, to the extent then unexercised, unvested or unpaid, shall thereupon cease to be exercisable or otherwise payable and shall be deemed immediately cancelled.

9.     Exercise of Awards.

      (a) Subject to vesting, other restrictions on exercisability and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Award that is subject to exercise by a Participant may be exercised, and payment by a Participant made only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares with respect to which the Award shall be exercised.

      (b) Without limiting the scope of the Committee’s discretion hereunder, the Committee may impose such other restrictions on the exercise of Options and other Awards (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

      (c) If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by a Participant prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Participant pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition.

      (d) The aggregate Option Price shall be paid in full upon the exercise of an Option. Payment must be made by one of the following methods:

(i) a certified or bank cashier’s check;

(ii) the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Committee given as consideration under such a program, in each case if permitted by the Committee in its discretion, if such a program has been established and provided the Participant is eligible to participate therein;

(iii) if approved by the Committee in its discretion, Shares of previously owned Common Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price, which Common Stock was owned by the Participant at least six months prior to such delivery;

(iv) if approved by the Committee in its discretion, through the written election of the Participant to have Shares withheld by the Company from the Shares otherwise to be received, with such withheld Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price;

(v) if approved by the Committee, by surrendering Options in exchange for Shares having an aggregate Fair Market Value on the date of the surrender equal to the aggregate Embedded Value on that date of the Options so surrendered; or

(vi) by any combination of such methods of payment or any other method as the Committee in its discretion may approve.

      (e) The Committee, in its discretion, may also permit the Participant to elect to exercise an Option by delivering to the Company a combination of Shares and cash with an aggregate Fair Market Value equal to the applicable Option Price, as determined as of the day the Option is exercised.

      (f) Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

      (g) The Committee may provide that no Option may be exercised with respect to any fractional Share. Any fractional Shares resulting from an Optionee’s exercise that is accepted by the Company shall in the discretion of the Committee be paid in cash.

10.     Tax Withholding.

      The Committee may, in its discretion, require a Participant to pay to the Company at the time of exercise of any Option or SAR, or vesting of any Performance Stock Award or Restricted Stock Award or payment under any other Award the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of the exercise or other income recognition event. The Committee may in its discretion elect to withhold issuance of Shares pursuant to Performance Stock Awards or Restricted Stock Awards in amounts sufficient to cover any withholding tax obligation. Upon exercise of an Option, the Optionee may, if approved by the Committee in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the liability for such withholding taxes. In the event of any withholding of Shares in respect of the withholding, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise or vesting of an Award does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate. Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the Participant’s satisfaction of any tax-withholding requirements imposed by the Committee in its discretion shall be a condition precedent to the Company’s obligation, as may otherwise be provided hereunder, to provide Shares or other benefits to the Participant, and the failure of the Participant to satisfy such requirements with respect to any Award shall cause such Award to be forfeited.

11.     Exercise by Successors.

      An Award may be exercised by the Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying terms and manner of the exercise.

12.     Nontransferability of Option.

      Each Award granted under the Plan shall be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Participant is domiciled at the time of his death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated income taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, and (iii) is otherwise appropriate and desirable.

13.     Regulations and Approvals.

      (a) The obligation of the Company to issue, transfer or sell Shares with respect to Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

      (b) The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to stock options.

      (c) Each Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

      (d) In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act and any other applicable law, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

14.     Administrative Rules; Interpretation.

      The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine (A) the conditions under which a Participant will be considered to have retired or become disabled and (B) whether any Participant has done so; (ii) establish or assist in the establishment of a program (which need not be administered in a nondiscriminatory or uniform manner) under which the Company or a third party may make bona-fide loans on arm’s-length terms to any or all Participants to assist such Participants with the satisfaction of any or all of the obligations that such Participants may have hereunder and under any Award Agreement or under which third-party sales may be made for such purpose (including, without limitation, but subject to any limitations or prohibitions imposed under applicable law, a loan program under which the Company or a third party would advance to a holder of an Option the aggregate Option Price payable under the Option and be repaid with Option Shares or the proceeds thereof and a sale program under which funds to pay for Option Shares are delivered by a third party upon the third party’s receipt from the Company of stock certificates); (iii) determine the extent, if any, to which Awards or Shares issued or issuable pursuant to any Award shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (iv) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, and (v) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding upon all persons. Unless otherwise expressly provided hereunder, the Committee, with respect to any Award, may exercise its discretion hereunder at the time of the Award or thereafter.

15.     Amendments.

      The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to Awards previously granted unless such amendments are in connection with compliance with applicable laws; provided that the Board may not make any amendment in the Plan that would, if such amendment were not approved by the holders of the Common Stock, cause the Plan to fail to comply with any requirement of applicable law or regulation, unless and until the approval of the holders of such Common Stock is obtained. Without limiting the generality of the foregoing, the Committee may (subject to such considerations as may arise under Section 15 of the Exchange Act, or under other corporate, securities or tax laws) take any steps it deems appropriate, that are not inconsistent with the purposes and intent of the Plan, to take into account the provisions of Section 162(m) of the Code.

16.     Changes in Capital Structure.

      (a) If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, then the Committee may forthwith take any such action as in its judgment shall be necessary to maintain the Participants’ rights hereunder (including under the Award Agreements) so that they are substantially proportionate to the rights existing prior to such event, and to maintain the continuing availability of Shares under Section 5 (if Shares are otherwise then available) in a manner consistent with the intent hereof, including, without limitation, adjustments in (x) the number and kind of shares or other property subject to Awards, (y) the Option Price (if applicable), and (z) the number and kind of shares available under Section 5. To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to outstanding Awards, the number of Shares (or units) available under Section 5 shall be increased or decreased, as the case may be, proportionately, as may be provided by Committee in its discretion.

      (b) If a Change in Control shall occur, then the Committee as constituted immediately before the Change in Control may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control (including, without limitation, the substitution of stock, cash or other property for the Shares otherwise issuable on exercise of Awards, the acceleration of the exercisability of Awards or substitution of cash or other property for any Award).

      (c) The judgment of the Committee with respect to any matter referred to in this Section 16 shall be conclusive and binding upon each Optionee without the need for any amendment to the Plan.

17.     Notices.

      All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 17.

18.     Rights as Stockholder.

      Neither the Participant nor any person entitled to exercise the Participant’s rights in the event of death shall have any rights of a stockholder with respect to the Shares subject to an Award, except to the extent that a certificate for such Shares shall have been issued upon the Award or exercise of the Award as provided for herein.

19.     Rights to Employment.

      Nothing in the Plan or in any Award granted pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate the individual’s employment or other service at any time.

20.     Exculpation and Indemnification.

      The Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

21.     Non-U.S. Employees.

      Without amending the Plan, the Committee may grant Awards to eligible employees and consultants who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company or its Subsidiaries operates or has employees.

22.     Captions.

      The use of captions in this Plan is for convenience. The captions are not intended to and do not provide substantive rights.

23.     Severability.

      The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect.

24.     Governing Law.

      THE PLAN SHALL BE GOVERNED BY THE LAWS OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

PROXY

INVERESK RESEARCH GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF INVERESK RESEARCH GROUP, INC.

     The undersigned hereby appoints Walter S. Nimmo and D. J. Paul E. Cowan, or either one of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below all the shares of common stock of Inveresk Research Group, Inc. held of record by the undersigned on March 26, 2004, at the annual meeting of stockholders to be held on May 4, 2004 or any postponement(s) or adjournment(s) of the annual meeting, in the manner and for the purposes identified on the reverse side of this Proxy and with discretionary authority as to any other matters that may properly come before the annual meeting, including for substitute nominees if the named nominee for director should be unavailable to serve. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED AND RETURNED WITHOUT DIRECTION BEING GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

     PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY USING THE ENVELOPE PROVIDED.

☒	PLEASE MARK VOTE IN THE PRECEDING MANNER USING DARK INK ONLY:

1.	ELECTION OF DIRECTOR: Class II (Term expires in 2007) Nominees: John T. Henderson

☐	FOR	☐	WITHHOLD AUTHORITY to Vote for this Nominee

Item 1 was proposed by Inveresk Research Group, Inc. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposal 1.

(Continued and to be signed on reverse side.)

(Continued from other side)

2.	AMEND 2002 STOCK OPTION PLAN: Approve Amendments to the Inveresk Research Group, Inc. 2002 Stock Option Plan:

☐ FOR	☐ AGAINST	☐ ABSTAIN

Item 2 was proposed by Inveresk Research Group, Inc. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposal 2.

3.	RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE, LLP: Ratify the Appointment of Independent Public Accountant: Deloitte & Touche, LLP for the year ending December 31, 2004

☐ FOR	☐ AGAINST	☐ ABSTAIN

Item 3 was proposed by Inveresk Research Group, Inc. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposal 3.

Please sign as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in the full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

Signature if held jointly

Date , 2004

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.